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                                                                     EXHIBIT 2.1



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                    ACQUISITION AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

          QUADRAMED CORPORATION AND COMPUCARE ACQUISITION CORPORATION,

                                       AND

              THE COMPUCARE COMPANY AND CERTAIN OF ITS STOCKHOLDERS

                                      DATED

                                FEBRUARY 3, 1999


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                    ACQUISITION AGREEMENT AND PLAN OF MERGER

         This Acquisition Agreement and Plan of Merger (the "Agreement") is dated February 3, 1999 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and Compucare Acquisition Corporation, a Delaware corporation ("Acquisition Co."), on the one hand, and The Compucare Company, a Delaware corporation (the "Company"), and the individuals and entities set forth on Schedule "A" attached hereto, who are certain of the stockholders of the Company (the "Stockholders") and who collectively own ninety-eight and 1/10 percent (98.1%) of the issued and outstanding Company Series A Preferred Stock (as defined below), all of the issued and outstanding Company Series B Preferred Stock (as defined below) and ninety-two percent (92%) of the issued and outstanding Company Common Stock (as defined below), on the other hand. The stockholders of the Company who are not signatories hereto are referred to herein as the "Other Stockholders."

         WHEREAS, QuadraMed is a duly incorporated Delaware corporation engaged in the business of developing, marketing and selling software products and consulting services to healthcare providers and payors.

         WHEREAS, Acquisition Co. is a duly incorporated Delaware corporation formed by QuadraMed solely for the purpose of the Merger (as defined below) contemplated by this Agreement, with authorized capital stock consisting of 1,000 shares of Common Stock, $0.001 par value, of which all 1,000 shares are duly and validly issued and outstanding and owned by QuadraMed.

         WHEREAS, the Company is a duly incorporated Delaware corporation engaged in the design, development, manufacturing and marketing of information systems for the healthcare industry, with authorized capital stock consisting of 16,000,000 shares of Common Stock, $0.01 par value, of which 7,257,321 shares are duly and validly issued, outstanding and entitled to vote as of the date hereof, 15,800 shares of Series A Preferred Stock, $0.01 par value, of which 15,798 shares are duly and validly issued, outstanding and entitled to vote as of the date hereof and 3,939,394 shares of Series B Preferred Stock, $0.01 par value, of which 3,883,391 are duly and validly issued, outstanding and entitled to vote as of the date hereof.

         WHEREAS, the sole stockholder of Acquisition Co., the Stockholders and the respective Boards of Directors of QuadraMed, Acquisition Co. and the Company have approved the acquisition of the Company by Acquisition Co. via merger (the "Merger") of Acquisition Co. with and into the Company pursuant to the terms of this Agreement and in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Code (as defined below) and a pooling of interests for financial accounting purposes.

         WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.



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         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Acquisition Co. Common Stock" shall mean the Common Stock of Acquisition Co., $0.001 par value.

         1.2 "Affiliate" shall mean any person directly or indirectly controlled by, controlling or under common control of any party to this Agreement.

         1.3 "Closing" shall mean the closing of the transactions contemplated in this Agreement, which shall occur on the third business day following the expiration or termination of the applicable waiting period under the HSR Act.

         1.4 "Closing Consideration" shall mean the Common Closing Consideration (as defined below) and the Series A Preference Amount (as defined below).

         1.5 "Common Closing Consideration" shall mean the consideration to be paid to the Common Stockholders at the Closing, payable in newly issued shares of QuadraMed Common Stock (as defined below) with an aggregate Fair Market Value (as defined below) of $82,500,000, less an amount equal to (A) the Series A Preference Amount and (B) (i) the aggregate Fair Market Value of the shares of QuadraMed Common Stock underlying the stock options, warrants and similar rights converted pursuant to Section 2.4 below minus (ii) the aggregate exercise price of all such stock options, warrants and similar rights.

         1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

         1.7 "Company Common Stock" shall mean all of the issued and outstanding Common Stock of the Company, $0.01 par value, all of which shares are held by the Stockholders and the Other Stockholders as of the date hereof.

         1.8 "Company Series A Preferred Stock" shall mean all of the issued and outstanding Series A Preferred Stock of the Company, $0.01 par value, all of which shares are held by the Stockholders as of the date hereof.


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         1.9 "Company Series B Preferred Stock" shall mean all of the issued and outstanding Series B Preferred Stock of the Company, $0.01 par value, all of which shares are held by the Stockholders as of the date hereof.

         1.10 "Company Stock" shall mean the Company Common Stock, the Company Series A Preferred Stock and the Company Series B Preferred Stock.

         1.11 "Company Financial Statements" shall mean the audited balance sheets of the Company as of December 31, 1996 and December 31, 1997 for the twelve (12) month periods then ended and the related audited statements of operations, stockholders' equity and cash flows for the periods then ended, as audited by Ernst & Young LLP, independent certified public accountants to the Company, including notes thereto, and the unaudited balance sheet of the Company as of December 31, 1998 for the twelve (12) month period then ended and the unaudited statements operations, stockholders' equity and cash flows for the period then ended, as prepared internally by the Company.

         1.12 "Contract" shall mean any existing written or oral contract, lease, policy, commitment, sales order, purchase order, indenture, mortgage, note, bond, instrument, license or other agreement.

         1.13 "Conversion Ratio" shall mean the quotient obtained by dividing the aggregate number of QuadraMed Shares (as defined below) delivered as the Common Closing Consideration by the number of shares of Company Common Stock outstanding immediately prior to the Effective Date (as defined below).

         1.14 "Daily Price" of the QuadraMed Shares shall mean the last reported sales price on such day reported by the National Association of Securities Dealers, Inc. Automated Quotation System.

         1.15 "Delaware Code" shall mean the Delaware General Corporation Law.

         1.16 "Effective Date" shall mean the date and time the Certificate of Merger (as defined below) is filed with the Delaware Secretary of State.

         1.17 "Employee Benefit Plan(s)" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA (as defined below) and any other plan, policy, program, practice or arrangement providing compensation or other benefits to any current or former officer or employee of the Company or any beneficiary or dependent thereof that is or was maintained by the Company.

         1.18 "Encumbrances" shall mean any mortgage, chattel mortgage, conditional sales Contract, pledge, liability, lien, charge, security interest, encumbrance, option, lease, license, easement or similar interest.



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         1.19 "Environmental Law" shall mean all applicable federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations, permits and agreements issued or signed by any federal, state or local government authority, relating to environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Water Act of 1977, the Clean Air Act, the Resource Conservation and Recovery Act of 1976, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Occupational Safety and Health Act of 1970 and the Safe Drinking Water Act, all as amended, and any state and local counterparts to such acts as existing at the time of Closing.

         1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder.

         1.21 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         1.22 "Fair Market Value" with respect to each of the QuadraMed Shares shall mean $27.238.

         1.23 "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

         1.24 "Government Communications" shall mean all written inspection reports, complaints and other communications received by the Company from government and regulatory agencies and authorities or oral communications received by executive officers of the Company since December 31, 1998.

         1.25 "Hazardous Substance(s)" shall mean any substance, the presence of which requires investigation or remediation under any Environmental Law or under common law, any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance which is regulated by any Environmental Law, any substance, the presence of which causes or threatens to cause a nuisance upon property presently and/or previously owned, leased or otherwise used by the Company (or poses or threatens to pose a hazard to the health or safety of persons on or about the property of the Company or adjacent properties) and radon, ureaformaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products.

         1.26 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.27 "Intellectual Property" shall mean all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents,


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patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, mask works and all applications, registrations and renewals in connection therewith, trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), proprietary software, other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium).

         1.28 "IRS" shall mean the United States Internal Revenue Service or any successor entity.

         1.29 "Knowledge" shall mean that an individual will be deemed to have Knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter or a reasonably prudent individual could be expected to be aware of such fact or other matter. The Company will be deemed to have Knowledge of a particular fact or other matter if any of the current directors or executive officers of the Company has Knowledge of such fact or other matter. For purposes of this Agreement, the executive officers of the Company shall be: Michael J. King, Christine A. Chapman, Nancy Nelson, David Ehrhardt, David Lesser, Keith Hagen and Steven Russell.

         1.30 "Licenses" shall mean all material governmental licenses, permits, approvals and registrations necessary for the ownership of the Company properties and the conduct of its business as currently conducted.

         1.31 "Material Adverse Effect" shall mean any material adverse effect on the business, assets, properties, operations or condition (financial or otherwise) of the Company, excluding general economic conditions affecting the healthcare software industry as a whole.

         1.32 "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or any other entity of whatever nature.

         1.33 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         1.34 "QuadraMed Common Stock" shall mean the shares of Common Stock of QuadraMed, $0.01 par value.


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         1.35 "QuadraMed SEC Filings" shall mean any and all documents, reports and other filings made by QuadraMed with the SEC (as defined below), including, without limitation, 1997 Annual Report to Stockholders, Form 10-K/A-1 for the fiscal year ended December 31, 1997, Form 10-Q for the period ended March 31, 1998, Form 8-K dated April 13, 1998, Amendment No. 4 to Form S-4 Registration Statement dated April 24, 1998, Amendment No. 4 to Form S-3 Registration Statement dated April 24, 1998, Form 8-K dated May 4, 1998, Proxy Statement/Prospectus for the Special Meeting of Stockholders of Medicus Systems Corporation held on May 27, 1998, Form 8-K dated May 27, 1998, Notice and Proxy Statement for the Annual Meeting of Stockholders held on May 28, 1998, Form 8-K dated June 1, 1998, Form S-3 Registration Statement dated June 1, 1998, Form S-8 Registration Statement dated June 5, 1998, Schedule 13G dated June 5, 1998, Amendment No. 1 to Form S-3 dated June 17, 1998, Amendment No. 1 to Form 8-K dated June 17, 1998, Schedule 13D dated June 22, 1998, Amendment to Schedule 13G dated July 9, 1998, Form 8-K dated August 31, 1998, Form 8-K dated September 30, 1998, Schedule 13D dated October 13, 1998, Form S-3 Registration Statement dated November 4, 1998 and Form 10-Q for the period ended September 30, 1998.

         1.36 "QuadraMed Shares" shall mean the shares of QuadraMed Common Stock issuable as the Closing Consideration.

         1.37 "Real Property" shall mean all of the land, buildings, plants, facilities, installations, fixtures and other structures and improvements leased to the Company pursuant to the Real Property Leases (as defined below).

         1.38 "Real Property Leases" shall mean, collectively, any written real property leases to which the Company is a party.

         1.39 "Regulatory Action(s)" shall mean any material claim, demand, action or proceeding brought or instigated by any governmental authority in connection with any Environmental Law (including, without limitation, civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses.

         1.40 "SEC" shall mean the United States Securities and Exchange Commission, or any successor entity.

         1.41 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.42 "Series A Preference Amount" shall mean $1,000 per share of Company Series A Preferred Stock plus all accrued and unpaid dividends thereon.

         1.43 "Subsidiary" shall mean Health Systems Integration, Inc., a Minnesota corporation and wholly-owned subsidiary of the Company.


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         1.44 "Surviving Corporation" shall mean the Company as the surviving corporation following the Merger.

         1.45 "Tax(es)" shall mean all taxes, charges, fees, levies or other assessments of any nature whatsoever (including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever) together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company or the Subsidiary or upon any consolidated, combined or unitary group of which any such entity is or was a member.

         1.46 "Tax Return(s)" shall mean all federal, state, foreign, local and other tax returns, reports and statements heretofore required to be filed by the Company to which reference is being made or by any consolidated, combined or unitary group of which the Company is or was a member.

                                   ARTICLE II.
                                   THE MERGER

         2.1 Merger. Subject to the terms and conditions hereof, the Merger shall be consummated in accordance with the Delaware Code. At the Effective Date, subject to the terms and conditions of this Agreement and in accordance with the laws of Delaware, Acquisition Co. shall be merged with and into the Company, which shall be the Surviving Corporation.

         2.2 Company Common Stock , Company Series A Preferred Stock and Company Series B Preferred Stock.

                  (a) At the Closing, each share of Company Series A Preferred Stock shall be converted into the right to receive QuadraMed Shares with a Fair Market Value equal to the Series A Preference Amount for each such share.

                  (b) Effective as of and contingent upon the Closing, the Company and each of the Stockholders irrevocably agree that the 3,883,391 shares of Company Series B Preferred Stock of the Company issued and outstanding shall be converted into 3,883,391 shares of Company Common Stock pursuant to Section C.4.(d) of the Company's Amended and Restated Certificate of Incorporation. The Company and each of the Stockholders agrees to take all actions and execute all documents reasonably necessary to evidence and effectuate the conversions set forth in this Section 2.2(b).

                  (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Date (including the shares of Company Series B Preferred Stock converted to Common Stock pursuant to Section 2.2(b) above) shall, by virtue of the

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Merger and without any action on the part of the Stockholders, be converted into the right to receive a portion of the Common Closing Consideration as indicated on Schedule 2.2(c) upon surrender at the Closing of the certificates representing such shares. Each share of Company Stock held in the Company's treasury immediately prior to the Effective Date shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversion thereof. The stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Date. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Date.

                  (d) At or as soon as practicable after the Effective Date, each holder of the Company Stock certificates shall surrender such certificates in exchange for one (1) or more certificates representing QuadraMed Common Stock. Upon surrender of a Company Stock certificate to QuadraMed for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by QuadraMed, the holder of such Company Stock certificate shall be entitled to receive in exchange therefor one (1) or more certificates representing the number of whole shares of QuadraMed Common Stock that such holder has the right to receive pursuant to the provisions of this
Section 2.2, and the Company Stock certificates so surrendered shall be cancelled. Until surrendered as contemplated by this Section 2.2, each Company Stock certificate shall be deemed, from and after the Effective Date, to represent only the right to receive upon such surrender one (1) or more certificates representing shares of QuadraMed Common Stock (and cash in lieu of any fractional share of QuadraMed Common Stock) as contemplated by this Section
2.2. If any Company Stock certificate shall have been lost, stolen or destroyed, QuadraMed may, in its discretion and as a condition precedent to the issuance of any certificate representing QuadraMed Common Stock, require the owner of such lost, stolen or destroyed Company Stock certificate to provide an appropriate affidavit and to deliver an indemnity against any claim that may be made against QuadraMed or the Surviving Corporation with respect to such Company Stock certificate. No dividends or other distributions declared or made with respect to QuadraMed Common Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Company Stock certificate with respect to the shares of QuadraMed Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders the Company Stock certificate in accordance with this Section
2.2 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment). No fractional shares of QuadraMed Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Stock who would otherwise be entitled to receive a fraction of a share of QuadraMed Common Stock (after aggregating all fractional shares of QuadraMed Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock certificate(s) be paid in cash the dollar amount (rounded to the nearest whole cent) without interest, determined by multiplying such fraction by the Daily Price on the Closing. QuadraMed and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of


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Company Stock pursuant to this Agreement such amounts as QuadraMed or the
Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Neither QuadraMed nor the Surviving Corporation shall be liable to any holder or former holder of Company Stock for any shares of QuadraMed Common Stock (or dividends or distributions with respect thereto) or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. The parties acknowledge and agree that each Stockholder's ratable portion of the Escrow Fund shall be deposited into escrow for the account of such Stockholder pursuant to
Section 12.2(c) below.

                  (e) Each certificate representing QuadraMed Shares shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                  (f) QuadraMed shall be obligated to reissue promptly unlegended certificates at the request of any Stockholder thereof if the Stockholder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to QuadraMed to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (g) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by QuadraMed of an order of the appropriate blue sky authority authorizing such removal.

         2.3 Appraisal Rights. To the extent required under the Delaware Code, notwithstanding any other provisions of this Agreement to the contrary, shares of Company Stock that are outstanding immediately prior to the Closing and which are held by Other Stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly, in writing, appraisal for such shares in accordance with the applicable provisions of the Delaware Code (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Common Closing Consideration. Such Other Stockholders (if any) shall be entitled to receive payment of the appraised value of such shares of

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Company Stock held by them in accordance with the applicable provisions of the
Delaware Code, except that all Dissenting Shares held by Other Stockholders who failed to perfect or who have effectively withdrawn or lost their rights to appraisal of such shares of Company Stock under the applicable provisions of the Delaware Code shall thereupon be deemed to have converted into and to become exchangeable, as of the expiration of the statutory notice period following the Closing, of the right to receive, without any interest thereon, the Common Closing Consideration, upon surrender of the certificate or certificates that formerly evidenced such shares of Company Stock. Any payments required to be made to the holders of any Dissenting Shares shall be funded by QuadraMed.

         2.4 Options.

                  (a) At the Effective Date, each outstanding and unexercised Company stock option (whether vested or unvested) outstanding under The Compucare Company 1997 Stock Compensation Plan and the Health Systems Integration, Inc. 1986 Employee Stock Option Plan (the "Option Plans") and each outstanding warrant or similar right to purchase Company Common Stock shall cease to represent a right to acquire shares of Company Common Stock , as set forth on Schedule 2.4(a), as the case may be, and shall be converted automatically into an option to purchase shares of QuadraMed Common Stock in an amount and at an exercise price determined as provided below. Schedule 2.4(a) sets forth the number of shares for which each option, warrant or similar right (other than those issued pursuant to the Option Plans) is exerciseable and the per share exercise price of both before and after the merger transaction contemplated by this agreement.

                  (b) The number of shares of QuadraMed Common Stock subject to the new option, warrant or similar right shall be equal to the product of the number of shares of Company Common Stock (on an as converted basis) subject to the original option, warrant or similar right multiplied by the Conversion Ratio, provided that any fractional shares of QuadraMed Common Stock resulting from such multiplication shall be rounded to the nearest share.

                  (c) The exercise price per share of QuadraMed Common Stock under the new option, warrant or similar right shall be equal to the quotient obtained by dividing the exercise price per share of Company Common Stock (on an as converted basis) under the original option , warrant or similar right by the Conversion Ratio, provided that such exercise price shall be rounded down to the nearest cent.

                  (d) The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and are intended to be effected in a manner consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to the Company shall be deemed to be references to QuadraMed.


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                  (e) Each Company stock option shall be assumed by QuadraMed in accordance with the terms (as in effect as of the date of this Agreement) of the Option Plans and the stock option agreement by which such Company stock option is evidenced. QuadraMed shall become the plan administrator of the Option Plans. All restrictions on the exercise of each such assumed Company stock option shall continue in full force and effect, and the term, exercisability, vesting schedule (if any) and other provisions of such Company stock option shall otherwise remain unchanged except as expressly provided in the Option Plans and/or the applicable stock option agreements. QuadraMed acknowledges that all of the stock options outstanding pursuant to the Option Plans will be fully vested except those set forth on Schedule 2.4(e).

         2.5 Acquisition Co. Common Stock. Each share of Acquisition Co. Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of QuadraMed, be cancelled and converted into such number of newly issued shares of the Common Stock of the Surviving Corporation equal to the number of shares of Acquisition Co. Common Stock then outstanding.

         2.6 Execution of Certificate of Merger. At the Closing, the Company shall complete and execute the Certificate of Merger, substantially in the form attached hereto as Exhibit "A" and incorporated herein by this reference (the "Certificate of Merger"), and counsel for QuadraMed and Acquisition Co. shall cause the Certificate of Merger to be delivered to the Delaware Secretary of State for filing as provided in Section 251 of the Delaware Code. The parties hereto will also execute and deliver such other documents or certificates as may be required to effect the Merger.

         2.7 Effect of the Merger. The Merger shall have the effects set forth in Section 259 of the Delaware Code.

         2.8 Certificate of Incorporation; Bylaws. As of the Effective Date, the Restated Certificate of Incorporation of the Company attached to the Certificate of Merger as Exhibit "A" shall be the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of the Company, as may be amended from time to time, shall be the Bylaws of the Surviving Corporation.

         2.9 Directors. The directors of Acquisition Co. as of the Effective Date shall be the directors of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

         2.10 Officers. The officers of the Surviving Corporation will be those set forth below and shall hold office from the Effective Date until their respective successors are duly elected or

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



appointed and qualified in the manner provided for in the Certificate of Incorporation and Bylaws of the Surviving Corporation or otherwise provided by law:

         Michael J. King          Chairman
         John V. Cracchiolo       President and Chief Executive Officer
         Nancy P. Nelson          Senior Vice President and Chief Operating Officer
         Christine A. Chapman     Senior Vice President, Business
                                  Development
         David Lesser             Senior Vice President, General Counsel
         Keith M. Roberts         Secretary
         David E. Ehrhardt        Chief Financial Officer, Senior Vice President,
                                  Treasurer and Assistant Secretary
         Steven Russell           Senior Vice President, Field Operations
         Cathy Fields             Vice President, Product Marketing
         Keith Hagen              Vice President and Chief Technology Officer
         Suzanne Jenkins          Vice President, Professional Services
         Donna Klein              Vice President, Human Resources

         2.11 Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Article XIII below, the Closing of the transactions contemplated by this Agreement shall take place either by facsimile (with original signature pages to immediately follow by overnight courier) or at the principal executive offices of QuadraMed, 1003 West Cutting Boulevard, 2nd Floor, Richmond, California 94804 as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles VIII, IX and X.

         2.12 Closing Obligations of the Company and the Stockholders. At the Closing, the Company and the Stockholders shall deliver or cause to be delivered to QuadraMed and Acquisition Co.:

                  (a) the original certificates representing the shares of Company Stock owned by the Stockholders, and accompanied by appropriate letter of transmittal;

                  (b) the Certificate of Merger for filing, executed by the Company;

                  (c) a certificate of the Secretary of the Company attesting to the incumbency of the officers executing the Agreement and the other agreements and certificates delivered by the Company at the Closing and certifying to the authenticity of the Certificate of Incorporation and Bylaws of the Company, each as amended;

                  (d) written resolutions of the Stockholders and Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, certified by the Secretary of the Company;

                  (e) the Escrow Agreement, substantially in the form attached hereto as Exhibit "B" and incorporated herein by this reference and incorporating reasonable changes required by the escrow agent or its counsel (the "Escrow Agreement"), executed by each of the Stockholders;

                  (f) a Registration Rights Agreement, incorporating the terms attached hereto as Exhibit "C" and incorporated herein by this reference (the "Registration Rights Agreement"), executed by each of the Stockholders;

                  (g) resignation letters of each of the directors of the Company solely in their capacity as directors dated effective as of the Closing;

                  (h) written evidence that all necessary third party consents or approvals identified in Schedule 3.8 shall have been obtained on or prior to the Closing;

                  (i) a certificate of good standing for the Company issued by the Delaware Secretary of State not more than ten (10) days prior to the Closing Date; and

                  (j) such other documents as may be reasonably requested by counsel for QuadraMed and Acquisition Co. as necessary to consummate the transactions contemplated by this Agreement.

         2.13 Closing Obligations of QuadraMed and Acquisition Co. At the Closing, QuadraMed and Acquisition Co. shall deliver or cause to be delivered to the Company and the Stockholders:

                  (a) the Closing Consideration;

                  (b) a certificate of the Secretary of each of QuadraMed and Acquisition Co. attesting to the incumbency of the officers executing the Agreement and the other agreements and certificates delivered by each of QuadraMed and Acquisition Co., respectively, at the Closing;

                  (c) written resolutions of the stockholders and the Board of Directors of Acquisition Co. authorizing the execution, delivery and performance of this Agreement, each certified by the Secretary of Acquisition Co. and the certification of the Secretary of QuadraMed that the Board of Directors of QuadraMed has duly authorized the execution, delivery and performance of this Agreement;

                  (d) the Escrow Agreement, executed by each of QuadraMed and Acquisition Co.;

                  (e) the Registration Rights Agreement, executed by QuadraMed;

                  (f) a certificate of good standing for each of QuadraMed and Acquisition Co. issued by the Delaware Secretary of State not more than ten (10) days prior to the Closing Date; and

                  (g) such other documents as may be reasonably requested by counsel for the Company and the Stockholders as necessary to consummate the transactions contemplated by this Agreement.

         2.14 Private Placement. The QuadraMed Shares to be issued to the Stockholders pursuant to this Agreement will be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and applicable state securities laws. Each of the Stockholders hereby agrees to take all actions and execute all subscription and other documents as QuadraMed reasonably requests to qualify issuance of the QuadraMed Shares for such exemptions.

         2.15 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

         2.16 Pooling of Interests. The parties intend that the Merger be treated as a "pooling of interests" for accounting purposes. Each party will take all actions and execute all documents reasonably necessary to effectuate the same.

         2.17 Notice to Other Stockholders. As soon as practicable after execution of this Agreement, the Company shall deliver notice of the transactions approved by the Stockholders hereunder to the Other Stockholders, together with a transmittal disclosing all material facts regarding the transactions contemplated hereby, in form and substance reasonably acceptable to counsel for QuadraMed, Acquisition Co. and the Company, such transmittal also to include instructions to the recipients thereof regarding the requirements for their receipt of their proportionate share of the Closing Consideration, a description of their statutory appraisal rights and all other terms, conditions, information or materials reasonably agreed upon by QuadraMed and the Company to qualify the issuance of the QuadraMed Shares hereunder as a private placement pursuant to Section 2.14 above, including, without limitation, the appointment of a mutually agreeable purchaser representative for the Other Stockholders.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company hereby represents and warrants to QuadraMed and Acquisition Co. as follows, except as stated in the disclosure schedules provided by the Company to QuadraMed, which describe exceptions to the representations and warranties and are arranged in schedules corresponding to the numbered and lettered sections of this Article III. The Company shall be permitted to supplement the disclosure schedules between the date hereof and the date of the Closing pursuant to Section 5.7.

         3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as currently conducted and to enter into, deliver and perform its obligations under and to consummate the transactions contemplated by this Agreement. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has full corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as currently conducted.

         3.2 Certificate of Incorporation and Bylaws. The Company has delivered to QuadraMed true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Company and the Subsidiary together with all amendments to each through the date hereof, and such documents are in full force and effect.

         3.3 Corporate Minutes. The Company has delivered to QuadraMed true, correct and complete copies of the minute books, stock certificate books and corporate records of the Company and the Subsidiary, and such books and records reflect all issuances of equity and debt securities of the Company or rights to acquire any such securities, and contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and stockholders of the Company.

         3.4 Qualifications To Do Business. Each of the Company and the Subsidiary is qualified to do business and is in good standing in each jurisdiction (listed on Schedule 3.4 to this Agreement) where the character or location of property owned and leased, the employment of personnel or the nature of the business and activities conducted by each of the Company and the Subsidiary, as the case may be, require such qualification, licensing or domestication, except in such jurisdictions where the failure to be so qualified, licensed or domesticated and to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth on Schedule 3.4, neither the Company nor the Subsidiary files franchise, income or other tax returns in any jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

         3.5 Capitalization. As of the date of this Agreement, the only authorized capital stock of the Company consists of 16,000,000 shares of Company Common Stock, $0.01 par value, of which 7,257,321 shares are issued and outstanding, 15,800 shares of Series A Preferred Stock, $0.01 par value, of which 15,798 shares are issued and outstanding and 3,939,394 shares of Series B Preferred Stock, $0.01 par value, of which 3,883,391 are issued and outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to, nor were any issued in violation of, any preemptive rights. Except as set forth on Schedule 3.5, there are not and, as of the Closing, there will not be, any outstanding convertible securities of the Company or options, warrants, subscriptions, convertible debentures or other rights, commitments or any other similar agreements for the purchase of any securities of the Company. Except as set forth on Schedule 3.5, the Company and the Stockholders are not party to any voting trust agreements or other Contracts, agreements or arrangements restricting voting rights or transferability with respect to the issued and outstanding Company Stock.

         3.6 No Change. Except as set forth on Schedule 3.6, there has been no change in the capital stock or other equity interests of the Company within the two (2) year period ending on the Effective Date of this Agreement. Schedule 3.6 sets forth each Stockholder who is an "affiliate" of the Company within the meaning of the Securities Act.

         3.7 Subsidiaries and Other Affiliates. Except as set forth on Schedule 3.7, the Company does not have any subsidiaries and does not own, either directly or indirectly, any interest or investment, whether debt or equity (other than an interest as a creditor holding a trade account receivable), or any obligation, option or right to acquire any interest, direct or indirect, in any other corporation or other entity.

         3.8 Authority. The Company has the necessary corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and each of the Stockholders have been duly authorized by the Board of Directors and Stockholders of the Company in accordance with applicable law. No further corporate action will be necessary on the part of the Company to make this Agreement valid and binding upon the Company and each of the Stockholders in accordance with its terms. This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of the Company and each of the Stockholders, enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity). Neither the execution, delivery nor performance of this Agreement by the Company or any of the Stockholders, nor the consummation of the transactions contemplated hereby, nor compliance by the Company or any of the Stockholders with the terms and provisions of this Agreement nor the Certificate of Merger will result in a violation or breach of any term or provision of the Certificate of Incorporation or Bylaws of the Company, each as amended, or of any statute, rule or regulation applicable to the Company or its businesses, properties, assets or personnel, or conflict with or constitute a violation or breach of, or a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), nor give any party a right to accelerate the due date of any indebtedness or obligation under, any indenture, mortgage, deed of trust, Contract or agreement to which the Company is a party or to which its properties or assets are subject, or any instrument, judgment, decree, writ or other restriction to which the Company is a party or by which the Company or its businesses, properties, assets or personnel are bound. Except for filing the Certificate of Merger with the Delaware Secretary of State, the filing required by the HSR Act and obtaining any necessary third party consents set forth on Schedule 3.8, the Company is not required to obtain the consent of any third party or to submit any notice, report or other filing with any federal, state or local governmental authority in connection with the execution or delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated herein.

         3.9 Company Financial Statements. The Company has delivered to QuadraMed true, complete and correct copies of the Company Financial Statements. Except as set forth on Schedule 3.9, the Company Financial Statements present fairly the financial condition of the Company and the assets and liabilities of the Company as of the respective dates of and at said dates and the results of its operations, changes in shareholders' equity and cash flows for the periods therein specified, and have been prepared from the books and records of the Company in accordance with GAAP, consistently applied and maintained throughout the periods indicated.

         3.10 Undisclosed Liabilities. Except for liabilities disclosed or provided for on the Company Financial Statements, liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998 and liabilities set forth on Schedule 3.10, the Company does not have any direct or indirect indebtedness, liability, losses or obligation, accrued, absolute or contingent (whether or not of a kind required by GAAP to be set forth on a balance sheet).

         3.11 Absence of Certain Changes. Except as set forth on Schedule 3.11, as provided for in this Agreement, or in the ordinary course of business and consistent with prior practice, since December 31, 1998 the Company has not:

                  (a) discharged or satisfied any Encumbrances or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Company Financial Statements and current liabilities incurred since December 31, 1998 in the ordinary course of business and consistent with prior practice;

                  (b) declared or made any payment of any dividend, or made any other distribution upon or in respect of any of its shares of capital stock, or purchased, retired or redeemed any of the shares of its capital stock or any other securities, including any warrants or options to purchase any capital stock, or obligated itself to do any of the foregoing;

                  (c) subjected (or permitted to be subjected) any of its property, business or assets, tangible or intangible to any Encumbrances other than Encumbrances for current Taxes which are not yet due and payable;

                  (d) sold, transferred, leased to others or otherwise disposed of any of its assets or cancelled or compromised any debt or claim, or waived or released any claim or right of substantial value except in the ordinary course of business consistent with prior practice;

                  (e) terminated or received any notice of termination of any Contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                  (f) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, distributors, formulators, customers or suppliers;

                  (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, or entered into any agreement or commitment relating to, any license, patent, copyright, trademark, trade name, permit, consent, approval, invention, product registration or similar rights, domestic or foreign, or modified any existing rights with respect thereto;

                  (h) adopted, entered into or amended any Employee Benefit Plan or made any change in the actuarial methods or assumptions used in funding or determining benefit equivalences thereunder, made any change in the rate of compensation, commission, bonus, deferred compensation arrangement or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus (cash or non-cash), extra compensation, deferred compensation arrangement or severance or vacation pay, to any shareholder, director, officer, employee, salesman or distributor of the Company or hired or entered into any employment agreement or arrangement with any person;

                  (i) issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any Person, or any equity interest in any Person or otherwise made any loan or advance to or investment in any Person;

                  (j) made any capital expenditures or capital additions or betterments or commitments therefor in excess of $10,000 individually or $25,000 in the aggregate;

                  (k) instituted, settled or agreed to settle, or suffered any adverse determination in, any litigation, action or proceeding before any court or governmental body (domestic or foreign) relating to the Company or its businesses, assets or properties;

                  (l) accepted any Contract for performance of services or orders in a material amount from any hospital, health care provider or other customer, or made any change in its selling, pricing, advertising or personnel practices, inconsistent with its prior practices;

                  (m) revalued any of its assets or written off as uncollectible any notes or accounts receivable which, individually or in the aggregate, is material to the Company or its businesses;

                  (n) entered into any agreement or made any commitment to take any of the actions described in paragraphs (a) through (m) above; or

                  (o) experienced any Material Adverse Effect.

         3.12 Assets. Except as set forth on Schedule 3.12, the Company has good and marketable title to, or a valid leasehold interest in or other legal right to use, all of the properties and assets it owns or uses in its business. The Company's interest in such assets or properties is not subject to any Encumbrances, except (i) Encumbrances and leases incurred or made in the ordinary course of business which are not substantial in character, amount or extent and do not materially impair the usefulness of such properties and assets in the conduct of the business of the Company, (ii) liens for Taxes, assessments or other governmental charges or levies which are either not yet delinquent or are being contested in good faith and by appropriate proceedings, can be paid without penalty and which do not materially impair the usefulness of such properties and assets in the conduct of the business of the Company, (iii) as reflected on the Company Financial Statements or (iv) as set forth on Schedule
3.12. Except as set forth on Schedule 3.12, all of such properties and assets owned, leased or used by the Company have been maintained in accordance with customary industry practices, are in good operating condition and repair except for normal wear and tear, are suitable for the purposes used and are reasonably adequate and sufficient for all current operations of the business of the Company. The Company has delivered to QuadraMed a complete list, which is true and correct in all material respects, of all equipment, machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property and supplies owned, leased or used by the Company, except for items having a cost less than $10,000.

         3.13 Real Property Matters. The Company does not own any real property. The Real Property includes all land used for the conduct of the business and operations of the Company. Except as set forth on Schedule 3.13, no Hazardous Substances have been used in the construction or repair of, or any alterations or additions to, or are currently located in or on, any portion of the Real Property. The Company has delivered to QuadraMed true, correct and complete copies of the Real Property Leases and copies of all reports of any engineers, environmental consultants or other consultants in its possession relating to any of the Real Property. Each of the Real Property Leases is valid and enforceable in accordance with its terms, the Company has not received any notice of any, and there exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default in any material respect under any Real Property Lease and all lessors under the Real Property Leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations thereunder (except where the failure to obtain such consent would not constitute a Material Adverse Effect). None of the property subject to any Real Property Lease is subject to any Encumbrance, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as might in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business and operations of Company.

         3.14 Intellectual Property. Schedule 3.14 sets forth all Intellectual Property of the Company other than the Company's proprietary software, which is set forth on Schedule 3.16, and trade secrets and confidential business information (as those terms are used in Section 1.27). The Company owns, or is licensed to, or otherwise has, the right to use the Intellectual Property that is required for the conduct of the business of the Company. Except as set forth on Schedule 3.14, the Company is not in violation of, or infringing upon, any patent, trademark, service mark, trade name, copyright or franchise of any third party, and no claims have been asserted, nor is there any litigation pending or, to the Knowledge of the Company, threatened claiming such infringement. Except as set forth on Schedule 3.14, the Company has not licensed or encumbered any of its Intellectual Property to any third party, nor have any other distribution rights been granted by the Company to a third party. Except as set forth on
Schedule 3.14, the Company has not entered into any other agreements whereby the Company has been appointed as a distributor or licensee of any products, patents or trademarks owned by a third party. Except as set forth on Schedule 3.14, the Company has not entered into any agreement which restricts or affects the use of any of the Intellectual Property. The Company is not in material breach of any agreement set forth in Schedule 3.14, nor have any claims with respect to any such agreement been asserted against the Company nor is there any litigation pending or, to the Knowledge of the Company, threatened against the Company claiming any such breach, nor have any claims been asserted against the Company that any of the terms and conditions of such agreements violate the laws of any jurisdiction or treaty. Except as provided in Schedule 3.14, the Company owns or has licensed from third parties, and has the right to use, all necessary Intellectual Property in order to conduct its business in all material respects as currently conducted and has used reasonable efforts to protect its rights in and to maintain the secrecy of its trade secrets and other proprietary rights and information.

         3.15 Proprietary Information of Third Parties. To the Knowledge of the Company, no third party is claiming, has reason to claim or has claimed within the past five (5) years that any Person employed by, or serving as an independent contractor of, the Company has (i) violated or may be violating any terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information of documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the

Company which reasonably suggests that such a claim might currently be contemplated. To the Knowledge of the Company, no person employed by or serving as an independent contractor of the Company currently or within the past five
(5) years has employed or proposed to employ in connection with the Company's business any trade secret or any information or documentation proprietary to any former employer, and to the Knowledge of the Company, no person employed by, or serving as an independent contractor of, the Company currently or in the past five (5) years has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any proprietary software or other product or proposed product for the development or sale of any service or proposed service of the Company, and the Company has no reason to believe that there will be any such employment or violation.

         3.16 Software. Schedule 3.16 contains a complete and accurate list of all proprietary software that the Company currently markets or grants licenses to third parties (the "Owned Software"). Except as set forth on Schedule 3.16 or license granted to a third party in the ordinary course of business and consistent with past practice, the Company has title to the Owned Software, free and clear of all Encumbrances, including claims or rights of employees, agents, consultants, investors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth on Schedule 3.16, and except for commercially available, over-the-counter "shrink-wrap" software and hardware and host system operating software utilized by the Company's customers, the Owned Software is not dependent on any Licensed Software (as defined below) in order to operate fully in the manner in which it is intended. Schedule 3.16 contains a complete and accurate list of all material software (other than commercially available over-the-counter "shrink-wrap" software) under which the Company is a licensee, lessee or otherwise has the right to use (the "Licensed Software"). Except as disclosed on Schedule 3.16, the Company is in compliance in all material respects with all applicable provisions of such agreements, and such instances of non-compliance disclosed on Schedule 3.16 would not, in the aggregate, have a Material Adverse Effect. Except as disclosed on Schedule 3.16, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software by the Company. Schedule 3.16 states with respect to any items disclosed thereon the duration of the applicable license. No party to whom the Company has disclosed Licensed Software has, to the Knowledge of the Company, breached any obligation of confidentiality imposed on them by the Company relating thereto. The Owned Software and Licensed Software constitute all software used in the business of the Company (collectively, the "Company Software"). The Owned Software performs in accordance with the user manual and other Company documentation used in connection with the Owned Software and is free of material defects in programming and operation (except defects caused by third parties or the misuse of the software), is in machine-readable form, contains all current revisions of such software and includes all computer programs, materials, know-how and processes related to the Owned Software. The Company has made available to QuadraMed complete and correct copies of all user and technical documentation related to the Owned Software. Except as disclosed on Schedule 3.16, the transactions contemplated herein will not cause a breach or default under any licenses, leases or similar agreements relating to the Company Software or impair QuadraMed's ability to use the Company Software in the same manner as such computer software is currently used by the Company. The Company is not infringing in any material respect any Intellectual Property rights of any other person or entity with respect to the Company Software, and, to the Knowledge of the Company, no other person or entity is infringing in any material respect any Intellectual Property rights of the Company with respect to the Company Software. Except as set forth on Schedule 3.16, the Company does not have any obligation to compensate any person for the development, use, sale or exploitation of the Owned Software nor has the Company granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Owned Software, whether requiring the payment of royalties or not. Except as set forth on Schedule 3.16, the Company has kept secret and not disclosed the source code for the Owned Software to any person or entity other than certain employees of the Company and source code escrows entered into in the ordinary course of business. Schedule 3.16 sets forth all patents applied for and any copyrights registered for any part of the Owned Software. Schedule 3.16 lists and separately identifies all agreements pursuant to which the Company has been granted rights to market software owned by third parties, and Schedule 3.16 lists and separate identifies all agreements pursuant to which the Company has granted marketing rights in the Company Software to third-parties. No employee of the Company is in default under any term of any employment Contract, agreement or arrangement relating to the Company Software or noncompetition arrangement, or any other Contract or any restrictive covenant relating to the Company Software or its development or exploitation. Schedule
3.16 sets forth a list of all Persons that have provided the Company with Contract programmers (other than employees of the Company), independent contractors and nonemployee agents who have performed, within the last three (3) years, written source code for the Owned Software for the Company and identifies all Contracts and agreements pursuant to which such services were performed. Other than as set forth in Schedule 3.16, the Owned Software was developed entirely by the employees of the Company during the time they were employees only of the Company and such Owned Software does not include any inventions of the employees made prior to the time such employees became employees of the Company nor any Intellectual Property of any previous employer of such employee.

         3.17 Tax Matters. All Tax Returns and reports of the Company required by law to be filed as of the Closing have been or will be duly filed, and all Taxes imposed upon the Company or any of its properties, assets or income which are due and payable as of the Closing or claimed by any taxing authority to be due and payable as of the Closing have been paid or reserved for as of the Closing, other than taxes, assessments, fees and charges being contested in good faith by the Company concerning an amount which in the aggregate, is not material to the business of the Company. The Company has paid or made provision for the payment of all unpaid Taxes of the Company accrued for or applicable to the period ended on the Closing and all years and periods prior thereto and for which the Company may at that date have been liable in its own right or as transferee of the assets of, or successor to, any other Person or by reason of its being a member of any group of corporations filing consolidated tax returns (including any such amounts payable as a result of an audit of any Tax Return for any such period). The Company utilizes the accrual method of accounting for tax purposes. Except as set forth on Schedule 3.17, there are no claims for Taxes pending against the Company and the Company does not know of any threatened claim for Tax deficiencies or any basis for such claims, and there are not now in force any waivers or agreements by the Company for the extension of time for the assessment of any tax, nor has any such waiver or agreement been requested by the IRS or any other taxing authority. Except as set forth on Schedule 3.17, neither the federal income Tax Returns of the Company or of the Subsidiary have been examined by the IRS. Except as set forth on Schedule 3.17, no material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of the Company or the Subsidiary which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability of the Company for Taxes for any other period not so examined. The Company has no liability for any federal, state or other Taxes of any other Person, including, without limitation, by reason of the application of Treas. Reg. '1.1502-6. The Company is not required to file any tax returns or to pay any Taxes in foreign countries. The Company has paid or is withholding and will pay when due to the proper taxing authorities all withholding amounts required to be withheld with respect to all Taxes on income, unemployment, social security or other similar programs or benefits with respect to salary and other compensation of directors, officers and employees of the Company. Schedule 3.17 lists those states where the Company or the Subsidiary has been, or will be with respect to the operations or activities on or prior to the Closing, required to file a Tax Return. The Company and the Subsidiary have filed all Tax Returns, including IRS Forms 1099, required to be filed and have reported accurately all information required to be included on such Tax Returns. Except as set forth on Schedule 3.17, neither the Company nor the Subsidiary has executed a waiver or consent extending any statute of limitation for the assessment or collection of any tax, which waiver or consent remains in effect. Except as set forth on Schedule 3.17, neither the Company nor the Subsidiary has received a tax ruling or entered into any agreement with any taxing authority, which ruling or agreement has or could have an effect on the Taxes of the Company or the Subsidiary payable on or after the Closing. Except as set forth on Schedule 3.17, neither the Company nor the Subsidiary has any employee pension benefit plan (as defined in Section 3(2) of ERISA), welfare benefit plan (as described in Section 3(1) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive or other compensation plan or arrangements. Except as set forth on Schedule 3.17, neither the Company nor the Subsidiary has been included in a federal consolidated income tax return and/or state consolidated, combined or unitary income tax return (other than a consolidated return for the Company and the Subsidiary). The Company has not at any time consented to have the provisions of
Section 341(f) of the Code apply to it. None of the Stockholders is a "foreign person" as that term is defined in Section 1445(f)(3) of the Code. The basis of any depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery), of the Company, have been computed in good faith compliance with the Code and the regulations thereunder. Except as set forth on Schedule 3.17, the Company is not a party to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income tax purposes. The Company is not a party to any tax sharing agreement. The Company is not and will not be required to recognize after the Closing with respect to any period prior to the Closing any taxable income in respect of accounting method adjustments required to be made under any applicable tax law, other than as set forth on Schedule 3.17 (which describes such adjustment, the reason therefor and the amount or estimated amount (which estimate has been made in good faith, and is considered reasonable) of such adjustment. Except as set forth on Schedule 3.17, the Company has not made or become obligated to make, and will not as a result of any event connected with the transactions contemplated by this Agreement become obligated to make, any "excess parachute payment" as defined in
Section 280G of the Code (without regard to subsection (b)(4) thereof).

         3.18 Legal and Regulatory Matters. Except as set forth on Schedule 3.18, (i) there is no claim, suit, action, arbitration, governmental investigation or other proceeding, nor any order, decree or judgment pending or in effect, or, to the Knowledge of the Company, threatened by, against or relating to the Company or any of its properties, or the transactions contemplated hereby, (ii) there are no judgments, decrees or orders enjoining the Company in respect of, or the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any aspect of the business of the Company, (iii) the Company has complied and is complying with all laws, ordinances, treaties and governmental rules, orders and regulations applicable to it or its properties, assets, personnel or business, non-compliance with which could reasonably be expected to have a Material Adverse Effect, (iv) the Company has obtained all material Licenses necessary for the ownership of its properties and the conduct of its business as currently conducted, and all such Licenses are currently in full force and effect and (v) the Company has provided QuadraMed with access to all Government Communications received by the Company in the last five (5) years and has delivered to QuadraMed a true and complete copy of all Government Communications received by the Company since December 31, 1998, and all Government Communications as to which any unresolved issue remains. As of the Closing, the reserves on the Company Financial Statements shall be at least $2,000,000 with respect to a claim by AvMed, Inc. against the Company related to the promissory note dated December 16, 1996 (the "AvMed Claim") and at least $2,500,000 with respect to the litigation entitled Sunquest Information Systems, Inc. v. The Compucare Company, et al. (U.S. District Court for the Western District of Pennsylvania) (the "Sunquest Claim").

         3.19 Employees. The Company has not been nor is it a party to any collective bargaining agreements with respect to any of its employees or with respect to any Contract or agreement with a labor union or any local or subdivision thereof, nor has it been charged with any unresolved unfair labor practices, nor, to the Knowledge of the Company, is there any present union organizing activity among any of its employees. To the Knowledge of the Company, there are no material controversies, claims, suits, actions or proceedings pending or threatened between the Company and its employees. The Company has complied in all material respects with all laws and regulations relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, employment practices, terms and conditions of employment, collective bargaining, equal opportunity or similar laws and the payment of social security and similar taxes, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Schedule 3.19 is a list of employees whose employment is not terminable "at-will."

         3.20 Billings; Customers. Except as set forth on Schedule 3.20, (i) all billings to customers which are party to oral or written Contracts of the Company have been accurate in all material respects, (ii) there are no material oral agreements or side deals with such customers or individuals associated therewith, (iii) to the Knowledge of the Company, there are no existing, threatened or suspected disputes, offsets or counterclaims regarding any services rendered or billings to such customers which will have a Material Adverse Effect. The Company has not received any notice from, or has any Knowledge that, any current customer of the Company has taken or will take any steps that could disrupt the business relationship of the Company with such customer in any material respect. Schedule 3.20 sets forth each client or former client of the Subsidiary with respect to which the Subsidiary has at any time been in the process of installing version 6.0 of its Managed Care System and which the Subsidiary or any affiliate thereof billed and/or collected any material sums therefor (the "HSII Installing Clients").

         3.21 Insurance. Schedule 3.21 sets forth a list of all policies or binders of fire, liability, product liability, workman's compensation, vehicular, directors and officers, and other insurance held by or on behalf of the Company. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by the Company, and are in conformity in all material respects with the requirements of all leases or other agreements to which the Company is a party and, to the best of the Knowledge of the Company, are valid and enforceable in accordance with their terms. The Company is not in material default with respect to any provision contained in any such policy or binder nor has the Company failed to give any material notice or present any material claim under any such policy in a due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. The Company has not received notice of cancellation or non-renewal of any such policy or binder.

         3.22 Non-Assignable Rights. Except as set forth on Schedule 3.22, neither the execution, delivery nor performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in a breach or termination of, or prevent the Company from realizing benefits otherwise obtainable by the Company under, any material permits or property interests of the Company or any material Contract, agreement, arrangement or commitment of the Company or (ii) require the affirmative consent or approval of any third party.

         3.23 Personnel. Schedule 3.23 contains (i) the names and addresses of all directors, officers and employees of the Company, indicating the positions within the Company held by each such person and the current annual salary rates for each such person and the amounts due and payable as bonus, accrued vacation or other compensation for each such person, and (ii) a description of the Company's policies regarding severance or other benefits that may be payable to any Company employee if his or her employment were terminated.

         3.24 Employee Benefit Plan(s). Schedule 3.24 lists each Employee Benefit Plan of the Company. The Company has no Affiliates for the purpose of ERISA. Each Employee Benefit Plan is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms. Each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a "reportable event" (as defined in Section 4043(b) of ERISA) for which the thirty
(30) day notice requirement has not been waived by the PBGC has occurred with respect to any Employee Benefit Plan. No Employee Benefit Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company was required under the terms of the Employee Benefit Plan(s) to have paid as contributions to such Employee Benefit Plan(s) on or prior to the date hereof (excluding any amounts not yet due) and no Employee Benefit Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. To the Knowledge of the Company, neither the Company nor any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Benefit Plan(s) that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. No material liability, claim, action or litigation has been made, commenced or threatened with respect to any Employee Benefit Plan(s) (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Employee Benefit Plan or related trust owns any securities in violation of
Section 407 of ERISA. With respect to all Employee Benefit Plan(s) which are subject to Title IV of ERISA, as of the most recent actuarial valuation prepared for each such Employee Benefit Plan, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto. The Company does not presently nor has not at any time in the past maintained a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). To the Knowledge of the Company, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any Employee Benefit Plan of the Company or their assets, or arising out of such Employee Benefit Plan(s) and, to the Knowledge of the Company, no facts exist which could rise to any such actions, suits or claims or that might have a Material Adverse Effect on such Employee Benefit Plan(s). There has been no act or omission by the Company that has given rise or may give rise to any finds, penalties, taxes or late charges under Section 502(c), (i) or (l), Section 407(1) of ERISA or Chapter 43 of the Code.

         3.25 Accounts Receivable; Inventory. Except as set forth on Schedule 3.25, the Company's accounts receivable represent valid claims, and no counterclaims or offsetting claims with respect to such receivables are pending or threatened, except for amounts reserved in the Company Financial Statements against such receivables for allowances and discounts, and all such accounts receivable are collectible in the ordinary course of business within one hundred eighty (180) days of the Closing subject to such reserves. The Company has no inventory on its balance sheet in excess of $5,000.

         3.26 Compliance with Environmental Laws. Except as set forth in
Schedule 3.26 (i) the Company and all its operations are and have been in compliance with all Environmental Laws as currently in effect except where such noncompliance would not result in a Material Adverse Effect, (ii) neither the Company nor any of its predecessors used, released or disposed of any Hazardous Substance in any manner that could reasonably be expected to result in material liability, (iii) none of the property leased or operated by the Company is contaminated by any Hazardous Substance in a manner which requires investigation or corrective action under applicable Environmental Laws, (iv) none of the property leased or operated by the Company is affected by any condition that could reasonably be expected to result in material liability under any Environmental Law as currently in effect and (v) there is and has been no condition, activity or event respecting the Company or any of the property leased or operated by it that could reasonably be expected to subject QuadraMed or the Surviving Corporation to any material liability under any Environmental Law as currently in effect.

         3.27 Bank and Brokerage Accounts. Schedule 3.27 lists (i) the names and addresses of all banks and brokerage firms in which the Company has accounts or safe deposit boxes, lock boxes, vaults and the account numbers relating thereto,
(ii) the name of each person authorized to draw on any such account or have access to any such boxes or vaults and (iii) the names of all Persons, if any, holding tax or other powers of attorney from the Company and a summary of the terms thereof.

         3.28 Contracts. Except as set forth on Schedule 3.28, the Company is not a party to any:

                  (a) Contracts in effect with any customer of the Company, including, without limitation, all consulting services, agreements, software license agreements and other licenses, software development agreements, purchase commitments or installation agreements and maintenance or service agreements (collectively, the "Customer Contracts");

                  (b) Contract for the employment or retention of, or collective bargaining, severance or termination agreement with, any of its directors, officers, employees, consultants or agents or groups of employees;

                  (c) profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other Employee Benefit Plan, agreement or arrangement;

                  (d) Contract for the sale of any of its assets, property or rights outside the ordinary course of business consistent with prior practice (other than this Agreement);

                  (e) Contract that contains any provisions requiring the Company to indemnify or act as an indemnitor, guarantor, surety, co-signer, co-maker or endorser for any other person or entity;

                  (f) Contract restricting the Company from conducting business anywhere in the world;

                  (g) agreement, note, debenture, loan, mortgage, indenture or other obligation for or relating to borrowed money or commitments for obtaining borrowed money;

                  (h) Contract, lease or commitment which involves the future payment by or to it of more than $25,000, except (i) Contracts or commitments for the sale of goods or purchase or lease of equipment, tooling, supplies, services or raw materials in each case entered into in the ordinary course of business consistent with prior practice for periods of less than ninety (90) days and (ii) Contracts which may be cancelled by it upon thirty (30) or fewer days notice without payment of any penalty or fee in connection therewith;

                  (i) letter of credit or power of attorney;

                  (j) joint venture Contract or similar arrangement or agreement which is reasonably likely to involve future payments by it;

                  (k) personal service, vendor licensing, distributor, supplier, dealer, franchise, advertising, sales or manufacturer's representative, agency or other similar Contract; or

                  (l) Contract to which any shareholder, officer or director of the Company or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is presently a party, including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

Except as specified on Schedule 3.28, all material Contracts required to be listed on Schedule 3.28 are valid and binding (assuming due execution and delivery by the other parties thereto), enforceable in accordance with their respective terms and in full force and effect (except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity), and the continuation, validity and effectiveness of such items will in no way be affected by the consummation of the transactions contemplated by this Agreement. Neither the Company nor, any other party thereto, is in breach of any provision of or in default under any term of any such agreement, and there exists no condition or event which after lapse of time or notice (or both) would constitute any such breach or default or result in any right to accelerate or loss of rights. True and complete copies of all such Contracts have been made available to QuadraMed.

         3.29 Related Party Relationships. Except as set forth on Schedule 3.29, no Stockholder owning greater than a five percent (5%) interest in the Company, no affiliate or member of the immediate family of any such Stockholder, and no officer or director or member of the immediate family of such officer or director of the Company possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, or member of the immediate family of a director, officer or employee of, any Person that is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Company (except as a shareholder holding less than one percent (1%) interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market).

         3.30 Intercompany Payables. Except as set forth on Schedule 3.30, there are no intercompany payables between the Company and the Subsidiary and/or related entities of the Company.

         3.31 Pooling of Interests. The Company has not taken any action and has no Knowledge of facts or circumstances in respect of the Company or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated hereby as a "pooling of interests."

         3.32 Year 2000 Compliance. Except as set forth on Schedule 3.32, the Company Software is Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to the Company Software, that the Company Software is designed to be used prior to, during and after the calendar Year 2000 A.D., and the Company Software used during each such time period will accurately receive, provide and process date/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000 and leap year calculations, and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data to the extent that other information technology, used in combination with the Company Software being acquired, properly exchanges date/time data with it.

         3.33 Broker's and Finder's Fees. Except as set forth on Schedule 3.33, there are no broker's or finder's fees or obligations due to any Persons engaged by either the Company or the Stockholders or any of the Company's employees, officers or directors in connection with the transactions contemplated by this Agreement, except for the fees and expenses of its counsel and accountants.

         3.34 Material Misstatements or Omissions. The statements, representations and warranties of the Company and the Stockholders contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company or the Stockholders pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not or will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

         Each Stockholder hereby severally represents and warrants to QuadraMed and Acquisition Co. as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in
Article III above):

         4.1 Requisite Power and Authority. Such Stockholder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its obligations thereunder. All action on such Stockholder's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be the valid and binding obligation of such Stockholder, enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity).

         4.2 Investment Representations. Such Stockholder understands that the QuadraMed Shares have not been registered under the Securities Act. Such Stockholder also understands that the QuadraMed Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Stockholder's representations and warranties contained in this Agreement. Such Stockholder hereby represents and warrants as follows:

                  (a) Such Stockholder is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

                  (b) Such Stockholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to QuadraMed so that he, she or it is capable of evaluating the merits and risks of his, her or its investment in QuadraMed and has the capacity to protect his, her or its own interests. Such Stockholder must bear the economic risk of this investment indefinitely unless the QuadraMed Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Such Stockholder understands that QuadraMed has no present intention of registering the QuadraMed Shares except as expressly specified in the Registration Rights Agreement. Such Stockholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Stockholder to transfer all or any portion of the QuadraMed Shares under the circumstances, in the amounts or at the times such Stockholder might propose.

                  (c) Such Stockholder is acquiring the QuadraMed Shares for such Stockholder's own account for investment only, and not with a view towards their distribution in violation of the Securities Act.

                  (d) Such Stockholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  (e) Such Stockholder has received and read the QuadraMed SEC Filings and has been provided an opportunity to discuss QuadraMed's business, management and financial affairs with directors, officers and management of QuadraMed and has had the opportunity to review QuadraMed's operations and facilities. Such Stockholder has also been provided the opportunity to ask questions of and receive answers from QuadraMed and its management regarding the terms and conditions of this investment.

                  (f) Such Stockholder acknowledges and agrees that the QuadraMed Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Stockholder has been advised or is aware of the provisions of Rule 144 and 145 promulgated under the Securities Act as in effect from time to time, which will subject the QuadraMed Shares acquired by such Stockholder to certain restrictions.

                  (g) Such Stockholder resides in the state or province identified in the address of such Stockholder set forth on the signature page to this Agreement.

         4.3 Transfer Restrictions. Such Stockholder acknowledges and agrees that the QuadraMed Shares are subject to restrictions on transfer set forth in this Section 4.3. Such Stockholder agrees not to make any disposition of all or any portion of the QuadraMed Shares unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) the transferee (except for transfers in compliance with Rule 144 and 145) has agreed in writing to be bound by the terms of this Agreement, such Stockholder shall have notified QuadraMed of the proposed disposition and shall have furnished QuadraMed with a detailed statement of the circumstances surrounding the proposed disposition and if reasonably requested by QuadraMed, such Stockholder shall have furnished QuadraMed with an opinion of counsel, reasonably satisfactory to QuadraMed, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Stockholder to an Affiliate, a shareholder, a member or a partner of such Stockholder or a family member of such Stockholder or trust for the benefit of such Stockholder; provided, however, that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were an original Stockholder hereunder. Notwithstanding the foregoing, such Stockholder shall have registration rights for the QuadraMed Shares as set forth in the Registration Rights Agreement. At such time as a registration statement for the QuadraMed Shares has been declared effective in accordance with the terms and conditions of the Registration Rights Agreement, the provisions of this Section
4.3 above shall cease to apply to the QuadraMed Shares.

         4.4 Accounting Treatment. Such Stockholder understands and agrees that it is intended that the Merger will be treated as a "pooling of interests" in accordance with GAAP and the applicable General Rules and Regulations published by the SEC. Such Stockholder further understands that such Stockholder may be deemed to be an "affiliate" of the Company for purposes of application of the "pooling of interests" requirements, although nothing contained herein should be construed as an admission of either such conclusion. Accordingly, the shares of Company Common Stock held, and QuadraMed Common Stock to be held, may only be disposed of in conformity with the limitations described herein.

         4.5 Reliance Upon Representations, Warranties and Covenants. Such Stockholder has been informed that the treatment of the Merger as a "pooling of interests" for financial accounting purposes is dependent upon the accuracy of such Stockholder's representations and warranties set forth herein, and upon such Stockholder's compliance with such Stockholder's covenants set forth herein. Such Stockholder understands that the representations, warranties and covenants of such Stockholder set forth herein will be relied upon by QuadraMed, the Company and their respective counsel and accounting firms.

         4.6 Pooling of Interests. Notwithstanding any other provision of this Agreement to the contrary, such Stockholder has not and will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce such Stockholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any Company Stock or any rights, options or warrants to purchase Company Stock, or any QuadraMed Common Stock (i) during the thirty (30) day period immediately preceding the Closing Date of the Merger and (ii) until such time after the Effective Date of the Merger as QuadraMed has publicly released a report including the combined financial results of QuadraMed and for a period of at least thirty (30) days of combined operations of QuadraMed and the Company within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Nothing in this
Section 4.6 will be deemed to prohibit charitable contributions of such securities without consideration to transferees who agree to all of the restrictions in this Agreement.

                                   ARTICLE V.
                  COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

         The Company and the Stockholders hereby severally covenant and agree as follows:

         5.1 Further Efforts. The Company and each Stockholder agree to use diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and each Stockholder will use reasonable diligent efforts to effectuate all such action. As soon as reasonably practicable after the date hereof, and in any event on or prior to the Closing, the Company and each Stockholder will use reasonable diligent efforts to obtain the consents of all necessary governmental entities and other persons to the Merger. In furtherance of the foregoing, the Company hereby agrees to make an appropriate filing of the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply any additional information or documentary material that may be required under the HSR Act and to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as possible. The Company will use its reasonable best efforts to cooperate in all respects with QuadraMed in conjunction with any such filing submission or other inquiry and to promptly notify the Company of any communication received from or given to the Antitrust Department of the Department of Justice (the "DOJ") or the Federal Trade Commission (the "FTC") and to permit QuadraMed to review such communication.

         5.2 Confidentiality. In the event of the termination of this Agreement, the Company and its representatives and each Stockholder shall keep all information with respect to QuadraMed which has been disclosed to the Company pursuant to this Agreement confidential and shall promptly return to QuadraMed all written information provided to the Company by QuadraMed.

         5.3 Public Announcement. So long as this Agreement is in effect, neither the Company, the Stockholders nor any of their Affiliates shall issue or cause the issuance or the publication of any press release or any other public announcement (including, without limitation, disclosure to employees) with respect to the Merger or any other transaction contemplated by this Agreement without the prior review and consent of the general counsel of QuadraMed.

         5.4 Conduct of Business. From and after the date of this Agreement to and including the Effective Date, the Company shall carry on its businesses in all material respects in the usual and ordinary course and will not change the character of such businesses, use all reasonable efforts to preserve and maintain each of its respective business organizations intact, to preserve each of their respective goodwill, to retain its present employees and to maintain its relationships with suppliers and customers so that all of them will be preserved for the Surviving Corporation on and after the Effective Date.

         5.5 Access and Information. The Company will grant unrestricted access to QuadraMed and its counsel, accountants and other representatives, during reasonable working hours throughout the period from the date hereof to the Closing and upon reasonable prior notice, to all of the Company and the Company's properties, books, Contracts, commitments and records, and will furnish QuadraMed during such period with access to key Company employees and to all such information concerning the affairs of the Company as QuadraMed reasonably requests, including copies and/or extracts of pertinent records, documents and Contracts. The Company will cause its accountants to furnish to QuadraMed during such period any and all of its statements, working papers and other records and data as QuadraMed reasonably may request. No investigation by QuadraMed or its counsel, accountants and other representatives as contemplated by this Section 5.5 shall affect any representation or warranty given by the Company or the Stockholders under this Agreement.

         5.6 Financial Information. From and after the date hereof and until the Closing, the Company will deliver to QuadraMed as soon as practicable and in any event within fourteen (14) days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of operations and of cash flows of the Company for such month and for the current fiscal year to the end of such month.

         5.7 Subsequent Events. The Company shall promptly, and in any event prior to the Closing, advise QuadraMed in writing of the occurrence of any event or the existence of any state of facts which would render any representation or warranty of the Company hereunder inaccurate or which would preclude satisfaction of any condition contained in Article VIII or Article IX of this Agreement. The Company shall also promptly update its disclosure schedules in connection with such occurrences.

         5.8 Exclusive Dealing. From the execution of this Agreement until the Effective Date or the earlier termination of this Agreement, the Company and the Stockholders will not directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of the Company's capital stock, its assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (other than sales of inventory in the ordinary course), and will immediately notify QuadraMed in writing regarding any contact between the Company, the Stockholders and any other Person or their respective representatives regarding any such offer or proposal or any related inquiry.

         5.9 Employment Matters. The Company and the Stockholders agree to refrain modifying any existing terms of employment of any employee or from making any statements or communications to its employees regarding subsequent employment by QuadraMed without QuadraMed's prior written consent.

                                   ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES
                        OF QUADRAMED AND ACQUISITION CO.

         QuadraMed and Acquisition Co. hereby represent and warrant to the Company and the Stockholders as follows, except as stated in the disclosure schedules provided by QuadraMed and Acquisition Co. to the Company, which describe exceptions to the representations and warranties and are arranged in schedules corresponding to the numbered and lettered sections of this Article
VI. QuadraMed and Acquisition Co. shall be permitted to supplement the disclosure schedules between the date hereof and the date of the Closing pursuant to Section 7.5.

         6.1 Organization and Good Standing. Each of QuadraMed and Acquisition Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Co. was formed solely to effectuate the transactions contemplated by this Agreement, and Acquisition Co. will conduct no business other than as contemplated by this Agreement.

         6.2 Authority. Each of QuadraMed and Acquisition Co. has the necessary corporate power and authority to enter into and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of QuadraMed and Acquisition Co. have been duly authorized by the Board of Directors of each of QuadraMed and Acquisition Co., respectively, in accordance with applicable law. No further corporate action will be necessary on the part of either QuadraMed or Acquisition Co. to make this Agreement valid and binding upon each of QuadraMed and Acquisition Co., respectively, in accordance with its terms. This Agreement has been duly and validly authorized, executed and delivered by each of QuadraMed and Acquisition Co. and this Agreement (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation each of QuadraMed and Acquisition Co., enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity). Neither the execution, delivery nor performance of this Agreement by QuadraMed, nor the consummation of the transactions contemplated hereby, nor compliance by QuadraMed of the terms and provisions of this Agreement or the Certificate of Merger will result in a violation or breach of any term or provision of the Certificate of Incorporation or Bylaws of QuadraMed, each as amended, or of any statute, rule or regulation applicable to QuadraMed or its business properties, assets or personnel, or conflict with or constitute a violation or breach of any instrument, judgment, decree, writ or other restriction to which QuadraMed is a party or by which QuadraMed or its business properties, assets or personnel are bound. Except for filing the Certificate of Merger with the Delaware Secretary of State and the filing required by the HSR Act, neither QuadraMed nor Acquisition Co. is required to obtain the consent of any third party or to submit any notice, report or other filing with any federal, state or local governmental authority in connection with the execution or delivery or performance by each of QuadraMed and Acquisition Co., respectively, of this Agreement or the consummation of the transactions contemplated herein.

         6.3 QuadraMed Shares. As of the Closing, the QuadraMed Shares will have been duly reserved for delivery pursuant to the terms of this Agreement and will, when so delivered and paid for, be duly authorized, validly issued, fully paid and nonassessable shares and will be free and clear of all Encumbrances imposed by or through QuadraMed. As of the Closing, the QuadraMed Shares will be approved for listing on the NASDAQ-NMS quotation system.

         6.4 QuadraMed SEC Filings. The QuadraMed SEC Filings, copies of which have been furnished to each of the Stockholders, have been duly filed, were in compliance with the

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



requirements of their respective report forms in all material respects, were complete and correct in all material respects as of the dates at which the information therein was furnished, as of such date, contained no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of QuadraMed and the related notes and schedules included in the QuadraMed SEC Filings comply in all material respects with the requirements of the Exchange Act and present fairly the consolidated financial position in accordance with generally accepted accounting principles of QuadraMed, as of the dates indicated, and the results of its operations and changes in financial position for the periods therein specified (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). Since the date of the filing with the SEC of QuadraMed's most recent 10-Q, there has been no material adverse change in the financial condition or results of operations of QuadraMed that has resulted in a Material Adverse Effect on QuadraMed.

         6.5 Broker's or Finder's Fees. Except for the investment banking fee payable by QuadraMed to Volpe Brown Whelan & Company, LLC, there are no broker's or finder's fees or obligations due to any Persons engaged by either QuadraMed or Acquisition Co. or any of their employees, officers or directors in connection with the transactions contemplated by this Agreement, except for fees and expenses of its counsel and accountants.

         6.6 Pooling of Interests. QuadraMed has not taken any action and has no Knowledge of facts or circumstances in respect of QuadraMed or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated hereby as a "pooling of interests."

                                  ARTICLE VII.
                   COVENANTS OF QUADRAMED AND ACQUISITION CO.

         QuadraMed and Acquisition Co. hereby jointly and severally covenant and agree as follows:

         7.1 Further Efforts. QuadraMed agrees to use diligent efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, QuadraMed and Acquisition Co. will use reasonable diligent efforts to effectuate all such action. As soon as reasonably practicable after the date hereof, and in any event on or prior to the Closing, QuadraMed and Acquisition Co. will use reasonable diligent efforts to obtain the consents of all necessary governmental entities and other persons to the Merger. In furtherance of the foregoing, QuadraMed hereby agrees to make an appropriate filing of the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply any additional information or documentary material that may be required under the HSR Act and to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as possible. QuadraMed will use its reasonable best efforts to cooperate in all respects with the Company in conjunction with any such filing submission or other inquiry and to promptly notify the Company of any communication received from or given to the Antitrust Department of the DOJ or the FTC and to permit the Company to review such communication.

         7.2 Confidentiality. In the event of the termination of this Agreement, QuadraMed and its representatives shall keep all information with respect to the Company which has been disclosed to QuadraMed pursuant to this Agreement confidential and shall promptly return to the Company all written information provided to QuadraMed by the Company.

         7.3 Public Announcement. So long as this Agreement is in effect, QuadraMed shall not, and shall cause its Affiliates not to, issue or cause the issuance or the publication of any press release or any other public announcement (including, without limitation, disclosure to employees) with respect to the Merger or any other transaction contemplated by this Agreement without the prior review, and consultation with, the Company with respect to such press release or other public announcement. Notwithstanding the foregoing, the Company and the Stockholder acknowledge and agree that QuadraMed may issue a press release regarding the execution of this Agreement and may make any filings required pursuant to the Exchange Act, which document shall be presented to the Company for review and comment prior to issuance or filing and any description of the Company shall be subject to the Company's reasonable consent.

         7.4 Access and Information. QuadraMed will grant unrestricted access to the Company and its counsel, accountants and other representatives, during reasonable working hours throughout the period from the date hereof to the Closing and upon reasonable prior notice, to all of QuadraMed and QuadraMed's properties, books, Contracts, commitments and records, and will furnish the Company during such period with access to key QuadraMed employees and to all such information concerning the affairs of QuadraMed as the Company reasonably requests, including copies and/or extracts of pertinent records, documents and Contracts. QuadraMed will cause its accountants to furnish to the Company during such period any and all of its statements, working papers and other records and data as the Company reasonably may request. No investigation by the Company or its counsel, accountants and other representatives as contemplated by this
Section 7.4 shall affect any representation or warranty given by QuadraMed under this Agreement.

         7.5 Subsequent Events. QuadraMed shall promptly, and in any event prior to the Closing, advise the Company in writing of the occurrence of any event or the existence of any state of facts which would render any representation or warranty of QuadraMed hereunder inaccurate or which would preclude satisfaction of any condition contained in Article VIII or Article X of this Agreement. QuadraMed shall also promptly update its disclosure schedules in connection with such occurrences.

                                  ARTICLE VIII.
                          GENERAL CONDITIONS PRECEDENT

         The obligation of the parties to effect the transactions contemplated by this Agreement and to take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         8.1 No Injunctions. No injunction or restraining or other order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated shall be in effect (each party agreeing to use reasonably diligent efforts to have any such injunction or order lifted), and no governmental action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the transactions contemplated by this Agreement.

         8.2 No Governmental Proceedings. No action will have been taken, and no statute, rule or regulation will have been enacted, by any state or federal government agency that would render the consummation of the Merger illegal.

         8.3 Governmental Approvals. All governmental filings or approvals required in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, expiration or termination of the applicable waiting period under the HSR Act and compliance with all applicable federal and state securities laws, shall have been made or received.

                                   ARTICLE IX.
                       CONDITIONS PRECEDENT TO OBLIGATION
                    OF QUADRAMED AND ACQUISITION CO. TO CLOSE

         The obligation of QuadraMed and Acquisition Co. to effect the transactions contemplated by this Agreement and to take the other actions required to be taken by QuadraMed and Acquisition Co. at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by QuadraMed or Acquisition Co., in whole or in part):

         9.1 Accuracy of Representations and Warranties. All of the representations and warranties of the Company in this Agreement, considered collectively, and each of such representations and warranties, considered individually, must be accurate in all material respects when made, and as of the Closing as if made on the Closing.

         9.2 Performance. All of the covenants and obligations that the Company and the Stockholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, including, without limitation, those contained in Section 2.12 above, considered collectively, and each of these covenants and obligations, considered individually, must have been duly performed and complied with in all material respects.

         9.3 Closing Certificate. QuadraMed and Acquisition Co. shall have received from the Company a certificate, dated as of the Closing, certifying that the conditions specified in Sections 9.1 and 9.2 above have been fulfilled.

         9.4 Opinion of Counsel. QuadraMed and Acquisition Co. shall have received an opinion, dated as of the Closing, of Arent Fox Kintner Plotkin & Kahn, PLLC, counsel for the Company, substantially in the form attached hereto as Exhibit "D" and incorporated herein by this reference.

         9.5 No Claims. There must not have been made or threatened by any Person (other than the stockholders, stock option holders and warrant holders of the Company) any claim asserting that such Person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any capital stock of, or any other voting, equity or ownership interest in the Company.

         9.6 No Proceedings. No action, suit or proceeding shall be pending or threatened against the Company or the Stockholders before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent consummation of any of the transactions contemplated by this Agreement or cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

         9.7 No Material Adverse Effect. Since the execution of this Agreement, the Company shall not have experienced any Material Adverse Effect.

         9.8 Third Party Consents. All necessary third party consents or approvals identified in Schedule 3.8 shall have been obtained on or prior to the Closing.

         9.9 Pooling of Interests. QuadraMed and Acquisition Co. shall have received an opinion letter or other satisfactory assurance from their accountants that the Merger shall be accounted for as a pooling of interests and an opinion letter or other satisfactory assurance from the Company's accountants that the Company is eligible for pooling of interests accounting.

         9.10 Satisfaction of Closing Obligations. The Company and the Stockholders shall have delivered and/or satisfied each of the obligations set forth in Section 2.12 above.

         9.11 Proceedings Satisfactory to Counsel. All proceedings taken by the Company and the Stockholders and all instruments executed and delivered by the Company and the Stockholders on or prior to the Closing in connection with the transactions contemplated herein shall be reasonably satisfactory in form and substance to the counsel for QuadraMed and Acquisition Co.

                                   ARTICLE X.
                      CONDITIONS PRECEDENT TO OBLIGATION OF
                    THE COMPANY AND THE STOCKHOLDERS TO CLOSE

         The obligation of the Company and the Stockholders to effect the transactions contemplated by this Agreement and to take the other actions required to be taken by the Company and the Stockholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company and the Stockholders, in whole or in part):

         10.1 Accuracy of Representations and Warranties. All of the representations and warranties of QuadraMed and Acquisition Co. in this Agreement, considered collectively, and each of such representations and warranties, considered individually, must be accurate in all material respects when made, and as of the Closing as if made on the Closing.

         10.2 Performance. All of the covenants and obligations that QuadraMed and Acquisition Co. are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, including, without limitation, those contained in Section 2.13 above, considered collectively, and each of these covenants and obligations, considered individually, must have been performed and complied with in all material respects.

         10.3 Closing Certificate. The Company and the Stockholders shall have received from QuadraMed and Acquisition Co. a certificate, dated as of the Closing, certifying that the conditions specified in Sections 10.1 and 10.2 above have been fulfilled.

         10.4 Opinion of Counsel. The Company and the Stockholders shall have received an opinion, dated as of the Closing, of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., counsel for QuadraMed and Acquisition Co., substantially in the form attached hereto as Exhibit "E" and incorporated herein by this reference.

         10.5 No Proceedings. No action, suit or proceeding shall be pending or threatened against QuadraMed before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent consummation of any of the transactions contemplated by this Agreement or cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

         10.6 No Material Adverse Effect. Since the execution of this Agreement, QuadraMed shall not have experienced any Material Adverse Effect.

         10.7 Pooling of Interests. The Company shall have received an opinion letter or other satisfactory assurance from its accountants that the Company is eligible for pooling of interests accounting and an opinion letter or other satisfactory assurance from the accountants for QuadraMed and Acquisition Co. that the Merger shall be accounted for as a pooling of interests.

         10.8 Satisfaction of Closing Obligations. QuadraMed and Acquisition Co. shall have delivered and/or satisfied each of the obligations set forth in
Section 2.13 above.

         10.9 Proceedings Satisfactory to Counsel. All proceedings taken by QuadraMed and Acquisition Co. and all instruments executed and delivered by the QuadraMed and Acquisition Co. on or prior to the Closing in connection with the transactions contemplated herein shall be reasonably satisfactory in form and substance to the counsel for Company and the Stockholders.

                                   ARTICLE XI.
                             POST-CLOSING COVENANTS

         The parties hereby agree as follows with respect to the period following the Closing:

         11.1 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article XI below).

         11.2 Company Employees. QuadraMed shall continue the employment of the employees of the Company as of the Effective Date in accordance with the current terms of employment, including, without limitation, the employment agreements executed by the executive officers of the Company. QuadraMed shall be free to terminate the employment of any particular employee in accordance with such employment terms.

         11.3 Form S-8. Promptly following the Closing, QuadraMed shall cause to be filed with the SEC a registration statement on Form S-8 covering the eligible stock options subject to Section 2.4.

                                  ARTICLE XII.
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

         12.1 Survival of Representations and Warranties.

                  (a) Representations and Warranties of Company and the Stockholders. All representations, warranties and covenants of the Company and the Stockholders contained in this

Agreement will survive the Closing and remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement until the date of QuadraMed's first audited financial statements containing combined operations of QuadraMed and the Company for claims that could reasonably be discovered during such audit, and, for claims that could not reasonably be discovered during such audit, until one (1) year from the date of the Closing (the "Survival Period") and, thereafter, to the extent a claim is made prior to the expiration of the Survival Period with respect to any breach of such representation, warranty or covenant, until such claim is finally determined or settled, whereupon such representation, warranties and covenants will expire.

                  (b) Representations and Warranties of QuadraMed and Acquisition Co. All representations, warranties and covenants of QuadraMed and Acquisition Co. contained in this Agreement will survive the Closing and remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement until the expiration of the Survival Period, and, thereafter, to the extent a claim is made prior to the expiration of the Survival Period with respect to any breach of such representation, warranty or covenant, until such claim is finally determined or settled, whereupon such representation, warranties and covenants will expire. Any judgment or settlement of a claim against either QuadraMed or Acquisition Co. for a breach of its obligations hereunder brought after the Effective Date will be settled in QuadraMed Common Stock, valued at Fair Market Value as defined in Section 1.22.

         12.2 Indemnification by the Stockholders.

                  (a) The Stockholders will severally indemnify and hold harmless QuadraMed and Acquisition Co. and their respective officers, directors, agents and employees, and each Person, if any, who controls or may control QuadraMed or Acquisition Co. within the meaning of the Securities Act (each, an "Indemnified Person" and collectively, the "Indemnified Persons"), from and against (i) any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees and expenses ("Losses"), arising out of or relating to any misrepresentation or breach of or default under any of the representations, warranties and covenants given or made by the Company in this Agreement, or any schedule hereto or any certificate, document or instrument delivered by or on behalf of the Company pursuant hereto, (ii) any and all Losses (excluding claims, demands, unfiled actions and unfiled causes of action) arising out of or relating to actions, suits or legal, administrative, arbitration or governmental proceedings filed against any Indemnified Person that relate to the Company or the Stockholders in which the principal event giving rise thereto occurred prior to the Closing or which result from or arise out of any action or inaction prior to the Closing of the Stockholders, the Company or any director, officer, employee, agent, representative or subcontractor of the Company (other than any claims covered by subsection (iii) hereof), (iii) any and all Losses arising out of or relating to the AvMed Claim, the Sunquest Claim, existing judgments against the Company and any other claims by or on behalf of Richard R. Brink (the "Brink Claim"), any claim against the Company by The Regence Group (formerly known as the Benchmark Group) (the "Regence Claim") and/or any and all other claims against the Subsidiary or the Company by or on behalf of any of the HSII Installing Clients (as defined on Schedule 3.20), provided, however, that the indemnity with respect to the AvMed Claim, the Sunquest Claim, the Brink Claim and any claims against the Subsidiary or the Company by or on behalf of the HSII Installing Clients shall in each case be subject to (i) QuadraMed not settling such claim for an amount in excess of the remaining unapplied reserves with respect to such claim without consulting the Stockholders; and (ii) QuadraMed not changing the lead counsel currently defending any such claim which is currently in litigation without the consent of the Stockholders, which consent shall not be unreasonably withheld.

                  (b) The Stockholders shall have no liability with respect to the matters described in Section 12.2(a)(i) or (ii) above unless and until the aggregate amount of Losses pursuant to subsections (i) or (ii) equals or exceeds $500,000 (the "First Threshold Amount"). At such time as the aggregate Losses equals or exceeds the First Threshold Amount, QuadraMed and Acquisition Co. shall be indemnified to the full extent of all such Losses (including Losses counted in determining whether the aggregate Losses equals or exceeds the Threshold Amount). The Stockholders shall have no liability with respect to the matters described in Section 12(a)(iii) above unless and until the aggregate amount of Losses equals or exceeds $4,050,000 (the "Second Threshold Amount"). At such time as the aggregate Losses pursuant to subsection (iii) equals or exceeds the Second Threshold Amount, QuadraMed and Acquisition Co. shall be indemnified solely to the extent such Losses exceed the Second Threshold Amount. The maximum liability for indemnification by the Stockholders under this Article XII shall in no event exceed the Escrow Fund; provided, however, that this section shall not apply to any intentional misrepresentation or intentional breach by either of the Stockholders of any representation, warranty, covenant or obligation

                  (c) As security for their obligation to indemnify QuadraMed and Acquisition Co. hereunder, concurrently with payment of the Closing Consideration by QuadraMed, the Stockholders shall place into escrow that number of QuadraMed Shares from the Closing Consideration having an aggregate Fair Market Value equal to $6,000,000 (the "Escrow Fund") pursuant to the terms and conditions of the Escrow Agreement, to be held in escrow until final determination of all of QuadraMed's indemnifiable claims hereunder and as security and QuadraMed's sole recourse for the indemnification obligations of the Stockholders hereunder; provided, however, that upon the expiration of the Survival Period, the amount (if any) by which the Escrow Fund exceeds QuadraMed's reasonable good faith estimate of its maximum exposure to Losses with respect to then-pending claims shall be retained in escrow and the balance of the Escrow Fund shall distributed to the Stockholders, provided that with respect to claims based upon Section 12(a)(iii), the aggregate remaining amount of the Second Threshold Amount (after deducting applicable Losses against the initial Second Threshold Amount) shall be deducted from such estimate of its maximum exposure to Losses.

         12.3 Indemnification by QuadraMed. QuadraMed will indemnify and hold harmless the Stockholders and their Indemnified Persons from and against any and all Losses arising out of or relating to any misrepresentation or breach of or default under any of the representations, warranties and covenants given or made by QuadraMed and Acquisition Co. in this Agreement, or any exhibit or schedule hereto or any certificate, document or instrument delivered by or on behalf of QuadraMed or Acquisition Co. pursuant hereto.

         12.4 Notice of Third-Party Claims; Assumption of Defense. Each indemnified party shall give reasonably prompt notice of a claim ("Claims Notice") to each indemnifying party, in accordance with the terms of Section
14.3 below, of the assertion of any claim, or the commencement of any suit, action or proceeding by any third party in respect of which indemnity may be sought hereunder, and shall give the indemnifying parties such information with respect thereto as the indemnifying parties may reasonably request. The giving of such Claims Notice shall not be a condition precedent to indemnification hereunder; provided, however, that the failure to give reasonably prompt notice shall reduce the indemnified party's recovery from the indemnifying party only by an amount equal to the Losses (including attorney's fees) caused by such delay. Upon receipt of such notice, each indemnifying party may, at its own expense, participate in and, upon notice to each indemnified party of such indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to this Article XII for Losses arising out of such third party claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the indemnifying party's counsel is reasonably satisfactory to the indemnified party, (ii) the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding and (iii) the indemnified party shall not be required to permit the indemnifying party to assume the defense of any third party claim which if not first paid, discharged or otherwise complied with would result in an imminent, material interruption or cessation of the conduct of the business of such indemnified party or any material part thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         12.5 Settlement or Compromise. Any settlement or compromise made or caused to be made by the indemnified party or, the indemnifying party, as the case may be, of any third party claim, suit, action or proceeding of the kind referred to in Section 12.4 above shall also be binding upon the indemnifying party or the indemnified party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. The indemnified party will give the indemnifying party at least thirty (30) days notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time an indemnifying party may assume the defense of such claim, suit, action or proceeding and if it does so the proposed settlement or compromise may not be made.

         12.6 Failure of Indemnified Party to Act. In the event that an indemnifying party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the indemnifying party of its obligations hereunder.

         12.7 Procedure for Indemnification. Upon becoming aware of a claim for indemnification hereunder (whether as a result of any third party claim, suit, action or proceeding of the kind referred to in Section 12.4 above, or in connection with any other Losses which the indemnified party asserts to be within the ambit of this Article XII), the indemnified party shall give, in accordance with the terms of Section 12.3 below, a Claims Notice to the indemnifying party. If the indemnifying party does not object to such claim within thirty (30) days of receiving such Claims Notice, the indemnified party shall be conclusively entitled to recover the amount of such claim.

         12.8 Certificate of Incorporation and Bylaws. Notwithstanding anything to the contrary contained in the Certificate of Incorporation, Bylaws of the Company or existing contractual indemnification, each as amended, the indemnification provisions of this Article XII shall take precedence over such Certificate of Incorporation, Bylaws or existing contractual indemnification. No Stockholder who is a director or officer of the Company incumbent at any time prior to the Closing shall be entitled to indemnification directly or indirectly under the Certificate of Incorporation, Bylaws of the Company or existing contractual indemnification or otherwise for any matter upon which the Company or the Stockholders has or might have an indemnification obligation hereunder, and any such indemnification is hereby waived by each applicable Stockholder. However, the provisions of this Section 12.8 are intended only for the regulation of relations between the Company and the Stockholders and any indemnified party. This Section 12.8 is not intended for the benefit of creditors or other third parties and does not grant any rights to creditors or other third parties.

         12.9 Exclusivity. Each party hereby acknowledges and agrees that the indemnity obligations set forth above shall be the exclusive remedy of each party with respect to the transactions contemplated hereby other than with respect to intentional misrepresentation, intentional breach or willful misconduct of any other party.

                                  ARTICLE XIII.
                                   TERMINATION

         13.1 Termination. This Agreement and the Merger contemplated hereby may be terminated at any time prior to the Closing, whether before or after approval of this Agreement and the Merger by the Stockholders, as follows, and in no other manner:

                  (a) by mutual written consent of QuadraMed, Acquisition Co. and the Company;

                  (b) by QuadraMed or the Company if any of the conditions set forth in Article VIII shall not have been satisfied as of the date of the Closing;

                  (c) by QuadraMed if any of the conditions set forth in Article IX shall not have been satisfied as of the date of the Closing;

                  (d) by the Company if any of the conditions set forth in
Article X shall not have been satisfied as of the date of the Closing; or

                  (e) by either QuadraMed or the Company if the Closing shall have not been consummated on or before March 10, 1999; provided, however, that with respect to paragraphs (b) through (d) above, that the terminating party has complied with or performed or tendered performance in all material respects of all covenants and agreements, and satisfied all conditions contained herein which are to be complied with, performed or satisfied by such party immediately prior to or at the Closing; provided, further, that a party shall promptly notify the other parties hereto in writing if it becomes aware of circumstances which would cause such other party to breach or be unable to comply with or perform the conditions set forth in Article VIII, IX or X as is appropriate; provided, further, that this Agreement may be extended by written notice of either QuadraMed or the Company to a date not later than June 30, 1999 if the transaction contemplated hereby would have been consummated but for the absence of the expiration or early termination of the applicable waiting period under the HSR Act and such expiration or early termination can reasonably be expected to be obtained within ninety (90) days.

         13.2 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 13.1 above, all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another, and each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein or therein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel; provided, however, that the obligations of the Company contained in Section 5.2 above and the obligations of QuadraMed and Acquisition Co. contained in Section 7.2 above shall survive any such termination; and provided, further, that nothing herein shall relieve any party of any liability with respect to or arising out of any breach of its obligations, covenants or agreements hereunder and such termination shall not constitute an election of remedies nor limit the non-breaching parties from pursuing whatever rights and remedies they may have at law, in equity or otherwise.

         13.3 Grant of Option. Subject to the terms and conditions of this
Section 13.3, and effective immediately upon the occurrence of a Purchase Event (as defined below) without the need for further action by QuadraMed, the Company hereby agrees to grant to QuadraMed an irrevocable option (the "Option") to purchase up to 1,450,964 shares (the "Option Shares") of the Company Common Stock at a purchase price of $4.95 per Option Share (the "Purchase Price"). If not in material breach under this Agreement, QuadraMed may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below) provided that, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Date, (ii) eighteen (18) months after the first occurrence of a Purchase Event or (iii) the termination of this Agreement prior to the occurrence of a Purchase Event. As used herein, a "Purchase Event" means any of the following events: (i) the Company shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose or entered into, an agreement with any Person (other than QuadraMed or a subsidiary thereof) to (A) effect a merger, consolidation or other business combination involving the Company, (B) sell, lease or otherwise dispose of assets or deposits of the Company aggregating twenty percent (20%) or more of the assets of the Company or (C) issue, sell or otherwise dispose of securities representing fifteen percent (15%) or more of the voting power of the Company other than pursuant to the terms of the existing Company Common Stock, Company stock options or Company warrants (each of the foregoing an "Acquisition Transaction"); or (ii) any Person (other than QuadraMed, a subsidiary thereof or the Stockholders) shall have acquired a beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire a beneficial ownership of, or any "group" as that term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Company Common Stock aggregating fifteen percent (15%) or more of the then outstanding Company Common Stock. In the event QuadraMed wishes to exercise the Option, it shall send the Company a written notice (the date of which being referred to herein as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than twenty (20) business days from the Notice Date for the closing of such purchase (the "Closing Date"). On the Closing Date, QuadraMed shall pay to the Company in immediately available funds by wire transfer to a bank account designated by the Company in an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date. On each such Closing Date, simultaneously with the delivery of immediately available funds by QuadraMed, the Company shall deliver to QuadraMed a certificate or certificates representing the Option Shares to be purchased, which Option Shares shall be free and clear of all Encumbrances of any kind whatsoever, and QuadraMed shall deliver to the Company a letter agreeing that QuadraMed shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable securities law or restrictions. The certificates for the Option Shares may be appropriate endorsed with a restrictive legend. The Company acknowledges that its Board of Directors and the Stockholders have approved this Agreement and the consummation of the transactions contemplated hereby, including this Section 13.3. In the event of any change in Company Common Stock by a reason of a stock dividend, split-up, recapitalization, combination, exchange or shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price, shall be adjusted appropriately.

         13.4 Waiver of Conditions. If any of the conditions specified in
Article VIII above have not been satisfied, QuadraMed and the Company may nevertheless mutually agree to proceed with the transactions contemplated hereby. If any of the conditions specified in Article

IX above have not been satisfied, QuadraMed and Acquisition Co. may nevertheless at the election of QuadraMed and Acquisition Co. proceed with the transactions contemplated hereby. If any of the conditions specified in Article X above have not been satisfied, the Company may nevertheless at the election of the Company proceed with the transactions contemplated hereby.

                                  ARTICLE XIV.
                                     GENERAL

         14.1 Amendments. Subject to applicable law, this Agreement, the Certificate of Merger and any exhibit attached hereto or thereto may be amended by the parties hereto at any time prior to the Effective Date; provided, however, that any such amendment must be in writing and executed by all parties hereto.

         14.2 Assignment. The rights under this Agreement shall not be assignable nor the duties delegable by any party without the written consent of the other parties and nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary.

         14.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by facsimile transmission, or when mailed, by United States certified or registered mail, prepaid, to the parties or their permitted assignees at the following addresses or facsimile numbers (or at such other address as shall be given in writing by any party):

If to QuadraMed or Acquisition Co.:     QuadraMed Corporation
                                        Attention: Keith M. Roberts, Esq.
                                        1003 West Cutting Boulevard, 2nd Floor
                                        Richmond, California 94804
                                        Facsimile: (510) 620-2364

with a required copy to:                Zevnik Horton Guibord McGovern
                                        Palmer & Fognani, L.L.P.
                                        Attention: Steven G. Rowles, Esq.
                                        101 West Broadway Street, 17th Floor
                                        San Diego, California 92101
                                        Facsimile: (619) 515-9629

If to the Company or the Stockholders:  The Compucare Company
                                        Attention: David Lesser, Esq.
                                        12110 Sunset Hills Road, Suite 600
                                        Reston, Virginia 20190-3224
                                        Facsimile: (703) 709-2353
with a required copy to:                Arent Fox Kintner Plotkin & Kahn, PLLC
                                        Attention: Jeffrey E. Jordan, Esq.
                                        1050 Connecticut Avenue, N.W.
                                        Washington, D.C. 20036-5339
                                        Facsimile: (202) 857-6395

         14.4 Further Assurances. QuadraMed and Acquisition Co., on the one hand, and the Company or the Stockholders, on the other hand, agree that from time to time after the Closing, at the request of any other party and without further consideration or consent, they will execute and deliver such additional instruments as any other party may reasonably request to confirm more effectively the status of the Merger, and, from and after the date hereof if there are any rights of the Company vis-a-vis third parties which would not continue beyond the time of the Merger without the consent of any such third party, to try with the reasonable cooperation and assistance of each other to obtain such consent promptly.

         14.5 Entire Agreement. This Agreement (including all exhibits and schedules attached hereto and all documents delivered as provided for herein) contain the entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby and supersedes all prior negotiations, discussions, agreements and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof, including, without limitation, that certain Term Sheet dated January 18, 1999.

         14.6 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile (with originals to follow by United States mail), and such facsimile shall be conclusive evidence of the consent and ratification of the signatories hereto.

         14.7 Governing Law; Venue. This Agreement shall be construed by and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws. The exclusive venue for any controversy arising out of the terms of this Agreement or the breach thereof shall be Delaware.

         14.8 Payment of Expenses. The Stockholders (on behalf of themselves and the Company) and QuadraMed will pay all of their respective costs and expenses (including fees and expenses of legal counsel, accountants and financial advisors) incurred by such party in connection with the transactions contemplated by this Agreement, regardless of whether the Merger is consummated. The legal and accounting costs and expenses (up to a maximum of $300,000) and HSR Act filing fee incurred by the Company and the Stockholders in connection with the transactions contemplated hereby may be paid from the Company's corporate funds. Except for the investment banking fee payable by QuadraMed to Volpe Brown Whelan &

Company, LLC, neither QuadraMed, Acquisition Co. nor the Company will be obligated to any person for any finder's or broker's fee in connection with the proposed Merger.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

QUADRAMED                   QUADRAMED CORPORATION


                            By: /s/ John V. Cracchiolo
                                -----------------------------------------------
                                John V. Cracchiolo, President, Chief
                                Operating Officer and Secretary

ACQUISITION CO.             COMPUCARE ACQUISITION CORPORATION


                            By: /s/ John V. Cracchiolo
                                -----------------------------------------------
                                President and Chief Executive Officer

COMPANY                     THE COMPUCARE COMPANY


                            By: /s/ Mike King
                                -----------------------------------------------
                            Name: /s/ Mike King
                                -----------------------------------------------
                            Title: CEO

          [SIGNATURE PAGE TO ACQUISITION AGREEMENT AND PLAN OF MERGER]

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                                  RONALD V. AND PATRICIA C. APRAHAMIAN

                                  By: /s/ Ronald V. Aprahamian
                                      ------------------------------------------
                                  Name: Ronald V. Aprahamian
                                  Address:

                                  By: /s/ Patricia C. Aprahamian
                                      ------------------------------------------
                                  Name: Patricia C. Aprahamian
                                  Address:

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                                      AUDREY HILLMAN FISHER TRUST, dated 8/28/68

                                          /s/ T.G. Bigley
                                      By: /s/ C.G. Grefenstette
                                         ---------------------------------------
                                      Name:
                                      Address:

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                               By: Colker and Newlin Management Associates
                               CEO VENTURE FUND II

                               By: /s/ William R. Newlin
                                   -------------------------------------------
                               Name: William R. Newlin
                               Title: Managing General Partner
                               Address: 2000 Technology Drive, Suite 160
                               Pittsburgh, PA 15219

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              By:      Colker and Newlin Management Associates
                              CEO VENTURE FUND III

                              By: /s/ William R. Newlin
                                  -------------------------------------------
                              Name: William R. Newlin
                              Title: Managing General Partner
                              Address: 2000 Technology Drive, Suite 160
                                       Pittsburgh, PA 15219

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the 2 day of February, 1999.

                                JAMES COLKER

                                By: /s/ James Colker
                                   -------------------------------------------
                                Name: James Colker
                                Address: 2000 Technology Drive, Suite 160
                                         Pittsburgh, PA 15219

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              AUDREY HILLMAN FISHER

                              By:  /s/ Audrey Hillman Fisher
                                   -------------------------------------------
                              Name: Audrey Hillman Fisher
                              Address:

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              GALEN PARTNERS INTERNATIONAL II, L.P.

                              By: GWW Partners, L.P., General Partner

                              By: /s/ Bruce F. Wesson
                                  ----------------------------------------------
                              Name: Bruce F. Wesson
                              Title: General Partner
                              Address: c/o Galen Associates
                                       Rockefeller Center
                                       610 Fifth Avenue, 5th Floor
                                       New York, NY 10020

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                             GALEN PARTNERS II, L.P.

                             By:      GWW Partners, L.P., General Partner

                             By:      /s/ Bruce F. Wesson
                                  ----------------------------------------------
                             Name:    Bruce F. Wesson
                             Title:   General Partner
                             Address: c/o Galen Associates
                                      Rockefeller Center
                                      610 Fifth Avenue, 5th Floor
                                      New York, NY 10020

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                                GALEN ASSOCIATES

                                By:    Wesson Enterprises, Inc., General Partner

                                By:      /s/ Bruce F. Wesson
                                      ------------------------------------------
                                Name:    Bruce F. Wesson
                                Title:   President
                                Address: c/o Galen Associates
                                         Rockefeller Center
                                         610 Fifth Avenue, 5th Floor
                                         New York, NY 10020

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              GARY P. GOLDING

                              By:      /s/ Gary P. Golding
                                  ----------------------------------------------
                              Name:    Gary P. Golding
                              Address: c/o Edison Venture Fund
                                       1420 Springhouse Road, Suite 420
                                       McLean, VA 22102

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              HCC INVESTMENTS, INC.

                              By:      /s/ Andrew H. McQuarrie
                                  ----------------------------------------------
                              Name:    Andrew H. McQuarrie
                              Title:   Vice President
                              Address: 324 Market Street
                                       Suite 900
                                       Wilmington, DE 19801

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              HENRY HILLMAN TRUST, dated 11/18/85

                                      /s/ T.G. Bigley
                              By:     /s/ C.G. Grefenstette
                                  ----------------------------------------------
                              Name:
                              Address:

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                               HENRY L. HILLMAN JR. TRUST, dated 8/28/68

                                       /s/ T.G. Bigley
                               By:     /s/ C.G. Grefenstette
                                  ----------------------------------------------
                               Name:
                               Address:

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              HENRY L. HILLMAN, JR.


                              By:       /s/ Henry L. Hillman, Jr.
                                  ----------------------------------------------
                              Name:     Henry L. Hillman, Jr.
                              Address:

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                             IA-II AFFILIATES FUND, L.L.C.

                             By:     /s/ Robert C. McCormack
                                  ----------------------------------------------
                             Its:
                                  ----------------------------------------------

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                            INFORMATION ASSOCIATES-II, L.P.

                            By:   Trident Capital Management-II, L.L.C.,
                                 its general partner

                            By:   /s/ Robert C. McCormack
                                  ----------------------------------------------
                            Its:
                                  ----------------------------------------------

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              INFORMATION ASSOCIATES, L.P.

                              By:   Trident Capital Management, L.L.C.,
                                    its general partner

                              By:   /s/ Robert C. McCormack
                                  ----------------------------------------------
                              Its:
                                  ----------------------------------------------

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                           INFORMATION ASSOCIATES, C.V.

                           By: Trident Capital Management, L.L.C., its investment general partner

                           By:       /s/ Robert C. McCormack
                                  ----------------------------------------------
                           Its:
                                  ----------------------------------------------

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                               JULIET LEA HILLMAN SIMONDS TRUST,
                               dated 8/28/68

                                       /s/ T.G. Bigley
                               By:     /s/ C.G. Grefenstette
                                  ----------------------------------------------
                               Name:
                               Address:

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                             MORGAN STANLEY CAPITAL INVESTORS, L.P.

                             By:     MSCP III, L.P., its general partner
                             By:     Morgan Stanley Capital Partners, III, Inc.,
                                     its general partner

                             By:     /s/ Karen H. Bechtel
                                  ----------------------------------------------
                             Name:
                             Title:
                             Address: Morgan Stanley Capital Partners III, Inc.
                                      1220 Avenues of the Americas
                                      New York, NY 10020

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                           MORGAN STANLEY CAPITAL PARTNERS III, INC.

                           By:      MSCP III, INC., its general partner
                           By:      Morgan Stanley Capital Partners III, Inc.,
                                    its general partner

                           By:      /s/ Karen H. Bechtel
                                  ----------------------------------------------
                           Name:
                           Title:
                           Address: Morgan Stanley Capital Partners III, Inc.
                                    1220 Avenue of the Americas
                                    New York, New York 10020

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              MORGAN STANLEY CAPITAL PARTNERS III, L.P.

                              By:    MSCP III, L.P., its general partner
                              By:    Morgan Stanley Capital Partners, III, Inc.,
                                     its general partner

                              By:    /s/ Karen H. Bechtel
                                  ----------------------------------------------
                              Name:
                              Title:
                              Address: Morgan Stanley Capital Partners III, Inc.
                                       1220 Avenue of the Americas
                                       New York, NY 10020

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                             MORGAN STANLEY VENTURE CAPITAL FUND
                             II, L.P.

                             By: Morgan Stanley Venture Partners II, L.P., its general partner

                             By: Morgan Stanley Venture Capital II, Inc., its managing general partner

                             By:      /s/ Guy de Chazal
                                  ----------------------------------------------
                             Name:
                             Title:
                             Address: Morgan Stanley Venture Capital II, Inc.
                                      1221 Avenue of the Americas
                                      New York NY 10020

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                            MORGAN STANLEY VENTURE CAPITAL
                            FUND II, C.V.

                            By: Morgan Stanley Venture Partners II, L.P., its general partner

                            By: Morgan Stanley Venture Capital II, Inc., its managing general partner

                            By:       /s/ Guy de Chazal
                                  ----------------------------------------------
                            Name:
                            Title:
                            Address:  Morgan Stanley Venture Capital II, Inc.
                                      1221 Avenue of the Americas
                                      New York NY 10020

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              MORGAN STANLEY VENTURE INVESTORS, L.P.

                              By: Morgan Stanley Venture Partners II, L.P., its general partner
                              By: Morgan Stanley Venture Capital II, Inc., its managing general partner

                              By:      /s/ Guy de Chazal
                               ----------------------------------------------
                              Name:
                              Title:
                              Address: Morgan Stanley Venture Capital II, Inc.
                                       1221 Avenue of the Americas
                                       New York NY 10020

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                          MSCP III 892 INVESTORS, L.P.

                          By:       MSCP III, L.P., its general partner
                          By:       Morgan Stanley Capital Partners, III, Inc.,
                                    its general partner

                          By:       /s/ Karen H. Bechtel
                                  ----------------------------------------------
                          Name:
                          Title:
                          Address:  Morgan Stanley Capital Partners III, Inc.
                                    1220 Avenue of the Americas
                                    New York, NY 10020

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                                WILLIAM R. NEWLIN

                                By:       /s/ William R. Newlin
                                       -----------------------------------------
                                Name:     William R. Newlin
                                Address:  c/o Buchanan Ingersoll
                                          One Oxford Centre
                                          301 Grant Street, 20th Floor
                                          Pittsburgh, PA 15219-1410

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              JULIET LEA HILLMAN SIMONDS

                              By:     /s/ J.L.H. Simonds
                                  ----------------------------------------------
                              Name:
                              Address:

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the 3rd day of February, 1999.

                             ROBERT THOMPSON

                             By:       /s/ R.M. Thompson, Jr.
                                  ----------------------------------------------
                             Name:     R.M. Thompson, Jr.
                             Address:  204 Hawthorne Street
                                       Edgewood, PA 15218

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                              TRIDENT CAPITAL PARTNERS FUND-I, C.V.

                              By: Trident Capital, L.P., its investment general partner

                              By:  Trident Capital, Inc., its general partner

                              By:  /s/ Robert C. McCormack
                                  ----------------------------------------------
                              Its:
                                  ----------------------------------------------

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                             TRIDENT CAPITAL PARTNERS FUND-I, L.P.

                             By:  Trident Capital, L.P., its general partner

                             By:  Trident Capital, Inc., its general partner

                             By:  /s/ Robert C. McCormack
                                  ----------------------------------------------
                             Its:
                                  ----------------------------------------------

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                               VENHILL LIMITED PARTNERSHIP

                               By:         /s/ Howard B. Hillman
                                  ----------------------------------------------
                               Name:
                               Title:
                               Address:

                                 SIGNATURE PAGE

         The undersigned, being a holder of 12% Series A Exchangeable Preferred Stock, Series B Convertible Preferred Stock and/or Common Stock of The Compucare Company, a Delaware corporation (the "Company"), hereby acknowledges that the undersigned has receive and read a copy of the Acquisition Agreement and Plan of Merger by and among QuadraMed Corporation, Compucare Acquisition Corporation, the Company and certain of its stockholders (the "Agreement"). The undersigned by signing this Signature Page hereby irrevocably joins and agrees to be bound by the Agreement in accordance with its terms, and the execution of this Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party to the Agreement. The Company is hereby authorized to attach this Signature Page to the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly signed this Signature Page as of the ___ day of February, 1999.

                                WILLIAM TABOTT HILLMAN TRUST, dated 8/28/68

                                           /s/ T.G. Bigley
                                By:        /s/ C.G. Grefenstette
                                  ----------------------------------------------
                                Name:
                                Address:

                                  SCHEDULE "A"

                                  STOCKHOLDERS

Aprahamian, Ronald V. and Patricia C.
Audrey Hillman Fisher Trust, dated 8/28/68
CEO Venture Fund II
CEO Venture Fund III
Colker, James
Dean Witter Reynolds, Inc.
Fisher, Audrey Hillman
Galen Associates
Galen Partners II, L.P.
Galen Partners International II, L.P.
Golding, Gary P.
HCC Investments, Inc.
Henry L. Hillman Trust, dated 11/18/85
Henry L. Hillman, Jr. Trust, dated 8/28/68
Hillman, Henry L. Jr.
Houlihan Lokey Howard & Zukin
IA-II Affiliates Fund, L.L.C.
Information Associates, L.P.
Information Associates-II, C.V.
Information Associates-II, L.P.
Juliet Lea Hillman Simonds Trust, dated 8/28/68
Morgan Stanley Capital Investors, L.P.
Morgan Stanley Capital Partners III, Inc.
Morgan Stanley Capital Partners III, L.P.
Morgan Stanley Venture Capital Fund II, C.V.
Morgan Stanley Venture Capital Fund II, L.P.
Morgan Stanley Venture Investors, L.P.
MSCP III 892 Investors, L.P.
Newlin, William R.
Simonds, Juliet Lea Hillman
Thompson, Robert
Trident Capital Partners Fund I, C.V.
Trident Capital Partners Fund I, L.P.
Venhill Limited Partnership
William Tabott Hillman Trust, dated 8/28/68

                                   EXHIBIT "A"

                              CERTIFICATE OF MERGER

                              CERTIFICATE OF MERGER
                                     MERGING
                        COMPUCARE ACQUISITION CORPORATION
                                      INTO
                              THE COMPUCARE COMPANY

         The undersigned corporation organized and existing under and by virtue of the Delaware General Corporation Law does hereby certify that:

         1. The name and state of incorporation of each of the constituent corporations of the merger are as follows:

         Name                                      State of Incorporation
         ----                                      ----------------------

         The Compucare Company                     Delaware
         Compucare Acquisition Corporation         Delaware

         2. An Acquisition Agreement and Plan of Merger (the "Plan") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

         3. The Compucare Company, a Delaware corporation, shall continue in existence as the surviving corporation in the merger.

         4. The Restated Certificate of Incorporation of The Compucare Company, a Delaware corporation which will survive the merger, as set forth on Exhibit "A" attached hereto and incorporated herein by this reference, shall be the Restated Certificate of Incorporation of the surviving corporation.

         5. The executed Plan is on file at an office of the surviving corporation, the address of which is 1003 West Cutting Boulevard, 2nd Floor, Richmond, California 94804.

         6. A copy of the Plan will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

Dated: February _____, 1999

                              THE COMPUCARE COMPANY


                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                    --------------------------------------------

                                   EXHIBIT "A"

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              THE COMPUCARE COMPANY

                                   ARTICLE I.

         The name of the corporation is The Compucare Company.

                                   ARTICLE II.

         The address of the registered office of the corporation in the State of Delaware is 15 East North Street, County of Kent, Dover, Delaware 19903-0899. The name of its registered agent at such address is Incorporating Services, Ltd.

                                  ARTICLE III.

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV.

         The corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares which the corporation is authorized to issue is 1,000 shares, $0.001 par value per share.

                                   ARTICLE V.

         Except as otherwise provided herein, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the corporation, but the stockholders may make additional bylaws and may repeal, alter, amend or rescind any bylaw whether adopted by them or otherwise.

                                   ARTICLE VI.

         The number of directors of the corporation shall be fixed from time to time by, or in the manner provided in, the bylaws or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII.

         Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

                                  ARTICLE VIII.

         Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

                                   ARTICLE IX.

         Directors and officers of the corporation shall, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director or officer derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the personal liability of directors or officers of the corporation shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. Any repeal or modification of any of the foregoing provisions by the stockholders of the corporation, or the adoption of any provision hereof inconsistent with this
Article IX, shall not adversely affect any right or protection of directors or officers of the corporation existing at the time of, or increase the liability of directors and officers of the corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.

                                   ARTICLE X.

         Each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified (including, without limitation, advancement of expenses) by the corporation as of right, to the fullest extent permitted or authorized by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, against any liability, cost or expense asserted against such director or officer and incurred by such director or officer in any such person's capacity as a director or officer, or arising out of any such person's status as a director or officer, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to the limits created by applicable Delaware law (whether statutory or non-statutory) with respect to actions for breach of duty to the corporation, its stockholders and others. The corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any such person against any such liability, cost or expense. Any repeal or modification of any of the foregoing provisions by the stockholders of the corporation, or the adoption of any provision hereof inconsistent with this
Article X, shall not adversely affect any right or protection of directors or officers of the corporation existing at the time of, or increase the liability of directors and officers of the corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.

                                   ARTICLE XI.

         The corporation reserves the right to amend, alter, change or repeal any provision contained herein in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and officers of the corporation herein are granted subject to such revision.

                                   EXHIBIT "B"

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement") is dated February _____, 1999 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), the individuals and entities set forth on Schedule "A" attached hereto, who are certain of the stockholders (the "Stockholders") of The Compucare Company, a Delaware corporation (the "Company"), and State Street Bank and Trust Company, as the escrow agent (the "Escrow Agent").

         WHEREAS, this Agreement is being entered into by the parties hereto pursuant to Section 12.2(c) of that certain Acquisition Agreement and Plan of Merger dated February _____, 1999 (the "Merger Agreement") by and among QuadraMed and Compucare Acquisition Corporation, a Delaware corporation, on the one hand, and the Company and the Stockholders, on the other hand.

         The parties, intending to be legally bound, hereby agree as follows:

         1. Establishment of Escrow. QuadraMed is depositing with the Escrow Agent _________________________ (____________) shares of QuadraMed Common Stock, duly endorsed in blank or with appropriate executed stock powers, having an aggregate Fair Market Value (as defined below) equal to $6,000,000 (the "Escrow Fund"). Such shares of stock shall be in the form of a single stock certificate registered in the name of "Embassy & Co." (such certificate, or any Replacement Certificate (as defined below) therefor, as applicable, is sometimes referred to herein as the "Escrowed Certificate"). Upon receipt, the Escrow Agent shall acknowledge receipt of such Escrow Fund. The Escrow Agent hereby agrees to act as escrow agent and to hold in an account designated as "the QuadraMed Corporation Escrow Account" or an account having such other similar designation, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof (the "Account"). As used herein, the "Fair Market Value" of the shares of QuadraMed Common Stock included from time to time in the Escrow Fund shall be deemed to mean a price per share equal to $_____________ per share.

         2. Payment of Claim Amounts. Any amount owed to QuadraMed hereunder determined pursuant to Section 3 below shall be immediately payable to QuadraMed out of the shares of QuadraMed Common Stock then held by the Escrow Agent constituting the Escrow Fund at a price per share equal to the Fair Market Value. The Escrow Agent shall have no liability for fluctuations or changes in market value and shall be entitled to be reimbursed by QuadraMed for reasonable associated costs and expenses. Upon determination that any amount is payable to QuadraMed in respect of any Claim (as defined below) made pursuant to Section 3 below, such payment shall be carried out by the Escrow Agent by delivery of the Escrowed Certificate held by the Escrow Agent to QuadraMed (or to a transfer agent identified to the Escrow Agent by QuadraMed), with the accompanying stock power held in escrow hereunder, if applicable, accompanied by written instructions to QuadraMed (or such transfer agent, as the case may be) directing transfer to QuadraMed of a number of shares therefrom equal (as nearly as practicable) to the amount of such Claim, determined on the basis of a per share price equal to the Fair Market Value (or, if less, the number of shares represented by such Escrowed Certificate), and directing QuadraMed (or such transfer agent) to return to the Escrow Agent a stock certificate representing the balance of shares of QuadraMed Common Stock constituting the remaining Escrow Fund (a "Replacement Certificate"), registered in the name of "Embassy & Co." and duly endorsed in blank or accompanied by appropriately executed stock powers. Upon making any such delivery to QuadraMed (or to its transfer agent, as the case may be) the Escrow Agent shall have no further duties or obligations in respect of the related payment to which QuadraMed is entitled pursuant to Section 3 below. In no event shall the Escrow Agent have any responsibility or liability with respect to any actions or omissions of QuadraMed (or any transfer agent) in respect of any such transfer (including, without limitation, any error or delay in returning to the Escrow Agent any Replacement Certificate, with appropriate endorsement or duly executed stock powers, as provided above). In no event shall the Escrow Agent have any liability or responsibility in respect of fractional shares.

         3. Claims. From time to time on or before the date of QuadraMed's first audited financial statements containing combined operations of QuadraMed and the Company for Claims that could reasonably be discovered during such audit, and, for Claims that could not reasonably be discovered during such audit, until one
(1) year from the date hereof (such one (1) year period, the "Survival Period"), QuadraMed (on its behalf and on behalf of Acquisition Co.) may give written notice (a "Notice") in the form of the Claims Notice (as defined in Section 12.4 of the Merger Agreement; provided, however, that the Escrow Agent shall be under no duty to determine whether any such Claims Notice conforms in form or content to the Merger Agreement) to each of the Stockholders and the Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") they may have under Article XII of the Merger Agreement. As among the parties to this Agreement other than the Escrow Agent, it is agreed that (i) all Claims shall be subject to the limitations set forth in Section 12.2(b) and (c) of the Merger Agreement (and the Escrow Agent shall be entitled to presume conclusively that any Claim for which a Notice has been received by it pursuant to the terms hereof is in compliance with such limitations), (ii) the liability of the Stockholders to QuadraMed for Claims under this Agreement shall be several. QuadraMed may make more than one Claim with respect to any underlying state of facts. If any one of the Stockholders gives written notice to QuadraMed and the Escrow Agent disputing any Claim (a "Counter Notice") within sixty (60) days following receipt by the Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved by the Escrow Agent as provided below and by QuadraMed and the Stockholders in accordance with Sections 12.4 and 12.5 of the Merger Agreement. If no Counter Notice is received by the Escrow Agent within such sixty (60) day period, then the dollar amount of any claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, legal fees and expenses, claimed by QuadraMed as set forth in their Notice shall be deemed established for purposes of this Agreement and, at the end of such sixty (60) day period, the Escrow Agent shall assign, transfer and convey to QuadraMed an amount of the Escrow Fund equal to each such Claim in accordance with Section 2 above. In the event the Escrow Agent pays any Claim under this Agreement, the Escrow Agent shall distribute the Escrow Fund from the available shares of QuadraMed Common Stock at a price per share equal to the Fair Market Value. The Escrow Agent shall have no responsibility to independently calculate or otherwise determine the amount of shares from the Escrow Fund with an aggregate Fair Market Value equal to a Claim, but may rely conclusively upon the specifications of such amounts by the other parties hereto in their related written requests and instructions. The Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Merger Agreement. If a Counter Notice is given with respect to a Claim, the Escrow Agent shall make payment of all or a portion with respect thereto only (i) to the extent a Claim is not disputed by a Counter Notice, (ii) in accordance with joint written instructions of QuadraMed and each of the Stockholders or (iii) in accordance with a final non-appealable order of a court of competent jurisdiction pursuant to Section 13 below. Any court order shall be accompanied by a legal opinion by counsel for the presenting party to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

         4. Termination of Escrow. As soon as possible but in no event later than the fifth (5th) business day following the expiration of the Survival Period (or, if later, the fifth (5th) business day after receiving joint written instructions from the Stockholders), the Escrow Agent shall distribute the then amount of the Escrow Fund to the Stockholders pursuant to joint written instructions from the Stockholders (which shall include instructions as to the allocation among the Stockholders and necessary registration and delivery instructions), unless (i) if any Claims are then pending, the amount (if any) by which the Escrow Fund exceeds Quest's reasonable good faith estimate of its maximum exposure to Losses (as defined in the Merger Agreement) with respect to then-pending Claims shall be retained by the Escrow Agent in escrow, provided that with respect to Claims based upon Section 12(a)(iii) of the Merger Agreement, the aggregate remaining amount of the Second Threshold Amount (as defined in the Merger Agreement) (after deducting applicable Losses against the initial Second Threshold Amount) shall be deducted from such estimate of its maximum exposure to Losses or (ii) QuadraMed has given written notice to the Stockholders and the Escrow Agent specifying in reasonable detail the nature of any other Claim they may have under Article XII of the Merger Agreement with respect to which they are unable to specify the amount of any claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, legal fees and expenses, but as to which QuadraMed sets forth therein a good faith estimate of the reasonably foreseeable maximum amount of such Claim, in which case an amount of the Escrow Fund equal to QuadraMed's good faith estimate of the reasonably foreseeable maximum amount of such Claim (as set forth in such notice) shall be retained by the Escrow Agent, in either case until it receives joint written instructions of QuadraMed and the Stockholders or a final non-appealable order of a court of competent jurisdiction pursuant to Section 13 below (the aggregate amount of any such Claims as described in clauses (i) or (ii) above being referred to herein as the "Aggregate Survival Period Pending Claims"), in each case to the extent of the remaining Escrow Fund. As among each of QuadraMed and the Stockholders, it is agreed that any such pending Claim (as described in clause (i) or (ii) of the preceding sentence) that upon the expiration of the Survival Period is not the subject of written correspondence threatening or actual commencement of litigation, arbitration or other proceeding shall be deemed resolved (a "Resolved Claim") and no amount shall be included in the Aggregate Survival Period Pending Claims with respect to such claims. Any such distribution or payment to be made pursuant to this Section 4 shall be made in the manner contemplated by Section 2 above. The Escrow Agent shall have no duty to calculate the amount of shares with an aggregate Fair Market Value equal to the aggregate dollar amount of any Claims, but may rely conclusively upon the specifications of such amounts by the other parties hereto in their written requests and instructions.

         5.       Duties of Escrow Agent.

                  (a) The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder.

                  (b) The Escrow Agent and its directors, officers and employees shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, QuadraMed shall and hereby agrees to indemnify and hold harmless the Escrow Agent (and any successor the Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney's fees and disbursements, arising out of and in connection with this Agreement. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

                  (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instruction (including wire transfer instructions, whether set forth herein or set forth in a separate written instrument), instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

                  (d) The Escrow Agent may act pursuant to the advice of counsel, including in-house counsel, with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

                  (e) The Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent at the signing of this Agreement with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or Form W-8 for non-resident alien certifications. Section 5(b) and this Section 5(e) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund.

                  (f) The Escrow Agent makes no representation as to and shall have no liability for the validity, marketability, liquidity, value, genuineness or the collectability or title to of any security or other document or instrument held by or delivered to it.

                  (g) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (h) The Escrow Agent (and any successor the Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor the Escrow Agent jointly designated by the other parties hereto in writing, or to a court of competent jurisdiction pursuant to Section 14 below, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent and the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of (i) a designation of a successor Escrow Agent, (ii) a joint written disposition instruction by the other parties hereto, (iii) a final non-appealable order of a court of competent jurisdiction or (iv) the deposit of the Escrow Fund with such court of competent jurisdiction.

                  (i) In the event of any disagreement between the other parties hereto resulting in adverse Claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund without liability to anyone until the Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction pursuant to Section 14 below directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Fund.

                  (j) QuadraMed shall pay the Escrow Agent compensation for the services to be rendered by the Escrow Agent hereunder in the amount of $3,500 per year (for any year or part of a year), such fee for the first year to be payable in full in advance at the time of execution of this Agreement and thereafter to be payable each year in advance as and when billed by the Escrow Agent (such annual fee to be subject to reasonable change annually and upon advance written notice), provided that reasonable additional charges may be charged for extraordinary services in the event of a dispute (to be determined by appraisal); and QuadraMed agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). The Escrow Agent shall be entitled to reimbursement on demand to QuadraMed for all reasonable legal fees and expenses incurred in connection with the preparation and administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including, without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with resolution of any Claim by any party hereunder.

                  (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mention the Escrow Agent's name or the rights, powers or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

                  (l) QuadraMed and the Stockholders, severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Escrow Fund under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent in any such payment or other activities under this Agreement. QuadraMed and the Stockholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certificates and governmental reporting in connection with its acting as Escrow Agent under this Agreement. QuadraMed agrees to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including, without limitation, the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnifications shall survive the termination of this Agreement.

                  (m) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

                  (n) Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer or such method of payment and pursuant to such wire transfer or other instructions as are given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 8 below.

         6. Limited Responsibility. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto, including the Merger Agreement, except this Agreement.

         7. Ownership. QuadraMed acknowledges and agrees that the Stockholders shall be treated as the owners of and shall retain all rights of ownership to any and all portion of the Escrow Fund not distributed to QuadraMed hereunder, and, accordingly, the Stockholders shall retain all voting rights and rights to dividends with respect to shares of QuadraMed Common Stock held in escrow pursuant to this Agreement, and QuadraMed shall take all reasonably necessary steps to allow the exercise of such rights. The Stockholders agree that, for purposes of federal and other taxes based on income, the Stockholders will be treated as the owners of the Escrow Fund, and that the Stockholders will report all income, if any, that is earned on, or derived from, the Escrow Fund as their income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

         8. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt) or (ii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

If to QuadraMed:           QuadraMed Corporation
                           Attention: Keith M. Roberts, Esq.
                           1003 West Cutting Boulevard, 2nd Floor
                           Richmond, California 94804

With a required copy to:   Zevnik Horton Guibord McGovern Palmer &
                           Fognani, L.L.P.
                           Attention: Steven G. Rowles, Esq.
                           101 West Broadway Street, 17th Floor
                           San Diego, California 92101

If to the Stockholders:
                           -----------------------------------------------------
                           Attention:
                                      ------------------------------------------

                           -----------------------------------------------------

                           -----------------------------------------------------

With a required copy to:   Arent Fox Kintner Plotkin & Kahn, PLLC
                           Attention: Jeffrey E. Jordan, Esq.
                           1050 Connecticut Avenue, N.W.
                           Washington, D.C. 20036-5339

If to the Escrow Agent:    State Street Bank and Trust Company
                           Two International Place
                           Boston, Massachusetts 02110
                           Attention: Corporate Trust Department, Fourth Floor
                           QuadraMed Corporation Escrow Agreement/Compucare

With respect to any communication (including any Notice) received by the Escrow Agent from QuadraMed and/or Acquisition Co., the Escrow Agent shall be entitled to presume that any one or more persons purporting to be an officer of such entity is duly authorized to act on behalf of and in the name of such entity, without further inquiry as to due authority.

         9. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same. This Agreement may be executed by facsimile, with such facsimile copy to serve as conclusive evidence of the consent and ratification of the matters contained herein by the parties hereto.

         10. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

         11. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         12. Exclusive Agreement; Modification. This Agreement and the Merger Agreement supersede all prior agreements among the parties with respect to its subject matter and constitute (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This

Agreement may not be amended except by a written agreement executed by QuadraMed, the Stockholders and the Escrow Agent.

         13. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

         14. Consent to Jurisdiction and Service. QuadraMed and the Stockholders hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any federal court located in the Commonwealth of Massachusetts in connection with any actions or proceedings brought against QuadraMed and the Stockholders by the Escrow Agent arising out of or relating to this Agreement. In any such action or proceeding, QuadraMed and the Stockholders hereby absolutely and irrevocably waive personal service of any summons, complain, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to QuadraMed and the Stockholders, as the case may be, at their respective addresses in accordance with Section 8 hereof.

         15. Force Majeure. Neither QuadraMed nor the Stockholders nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, without limitation, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

         16. Binding Effect. This Agreement shall be binding upon the respective parties hereto and their respective heirs, executors, successors and assigns.

         17. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.

QUADRAMED                     QUADRAMED CORPORATION


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

ESCROW AGENT                          STATE STREET BANK AND TRUST COMPANY


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------



                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

STOCKHOLDERS

                      ------------------------------------------------------

                      Address:
                              ----------------------------------------------

                              ----------------------------------------------

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                  SCHEDULE "A"

                                  STOCKHOLDERS

                                   EXHIBIT "C"

                          REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT
                                 PROPOSED TERMS

Registrable securities: Common stock issued in connection with the merger in exchange for the acquired company's common stock, preferred stock, options and warrants.

                        If the acquired company's warrants remain outstanding and become exercisable for the acquiring company's common stock, the shares underlying the warrants would also be covered.

                        To the extent that the acquired company's options remain outstanding and become exercisable for the acquiring company's common stock, the shares underlying the options would be covered by a Form S-8 registration statement and would not be part of the Registration Rights Agreement. The Form S-8 will be filed promptly following the closing of the merger.

Beneficiaries:          All of the acquired company's shareholders
                        receiving common stock in the merger and, if the warrants remain outstanding, the warrant holders
                        (collectively, the "Holders"). Benefits cannot be assigned by the Holders to subsequent holders of less than 50,000 shares of common stock, except the Holders' affiliates, partners, members and/or shareholders.

Public offering:        Subject to compliance with the pooling accounting rules,
                        the acquiring company will file with the SEC a registration statement with respect to an underwritten public offering of the registrable securities as soon as practicable after the closing of the merger. As soon as practicable following the expiration of the pooling restriction period with respect to the merger, the Company will commence a public offering of the registrable securities (the "Secondary Offering"). The lead underwriter for the offering will be selected by the Company, subject to the reasonable approval of the Holders. The amount of registrable securities included in the Secondary Offering will depend upon market conditions, as determined by the lead underwriter in its reasonable discretion.

                        The timing of the Secondary Offering is based upon the assumption that the merger will be completed by February 28, 1999. If the merger is completed after that date, the timing of the filing of the registration statement referenced above will be pushed back three months.

                          The acquiring company may invite other holders of the acquiring company's common stock whose shares have been registered or proposed to be registered on Form S-3 to participate in the Secondary Offering. Such other holders shall have equal priority with the Holders in the Secondary Offering in the event of an underwriter's cutback, provided that the Holders' shares shall not constitute less than 50% of the shares offered in the Secondary Offering. Such other holders shall be subject to all other terms and conditions applicable to the Holders.

                          The acquiring company may invite other holders of the acquired company's common stock other than those referenced above to participate in the Secondary Offering, provided that (i) the Holders have priority for participation in the offering in the event of any underwriter's cutback and (ii) any other holder electing to participate agrees to reasonable and customary lock-up provisions applicable to the period prior to and after the offering.

                          The acquiring company will not include any "primary" shares in the offering and will not commence a public offering of primary shares prior to the completion of the offering.

Shelf registration:       If the public offering of the registrable securities
                          contemplated by the foregoing paragraph is not completed within 180 days after the closing of the acquisition or if the Holders have not disposed of their registrable securities, the acquiring company will file a shelf registration statement with the SEC on Form S-3 with respect to the registrable securities permitting market sales from time to time and will use its reasonable and diligent efforts to cause such registration statement to become effective. The acquiring company will be required to supplement and/or amend the shelf registration statement for subsequent distribution arrangements that some or all of the Holders may arrange from time to time. Upon mutual agreement of the acquiring company and the Holders, such distribution arrangements may include an offering underwritten by an underwriter selected by the Holders.

                          The shelf registration statement shall be maintained continuously effective until the termination of the agreement.

Piggy-back registration:  The Holders shall be entitled to piggy-back registration on any other registration filed by the acquiring company (other than Form S-4 or Form S-8) and to include the registrable shares in such offering.

                        Such right would be subject to cut-back in the case of an underwritten offering, provided that all piggy-back participants are cut-back on a pro rata basis.

Term of agreement:      The term of the agreement shall be the shorter of (i)
                        two years from the closing of the merger, (ii) such shorter period that will terminate when all registrable shares can be sold in any three- month period without registration in compliance with Rule 144 of the Securities Act of 1933, as amended and (iii) such shorter period that will terminate when all registrable securities have been disposed of by the holders of registration rights.

Expenses:               The acquiring company shall pay all reasonable expenses
                        incident to registration and the offering of the registrable securities (other than the selling Holders' pro rata share of underwriting discounts and commissions and fees in excess of $5,000 for selling Holders' counsel.

Other Terms:            The registration rights agreement shall contain other
                        customary terms, conditions, covenants and indemnities, including, without limitation a "market stand-off" of 90 days (or such other period as reasonably requested by the underwriter) from the effectiveness of the registration with respect to the Secondary Offering. The acquiring company shall enter into a customary underwriting agreement (including customary representations, warranties, covenants, conditions and provisions for indemnification and contribution with respect to the underwriters and selling shareholders), shall make the acquiring company's executive officers and records available to the underwriters and their counsel for reasonable and customary due diligence, shall request its counsel to provide customary closing opinions, shall request its auditors to provide customary "comfort" letters and shall make its executive officers available for a customary "road show" if an underwriter so requests.

                                   EXHIBIT "D"

             OPINION OF COUNSEL FOR THE COMPANY AND THE STOCKHOLDERS

       [FORM OF LEGAL OPINION FOR ARENT FOX KINTNER PLOTKIN & KAHN, PLLC]

                            [OPINION PARAGRAPHS ONLY]

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Except as set forth on Schedule 3.4 of the Merger Agreement, the Company is not qualified to do business as a foreign corporation in any jurisdiction of the United States, and such failure to be so qualified does not have a Material Adverse Effect on its business or operations.

         2. The authorized capital stock of the Company consists of 16,000,000 shares of Common Stock, $0.01 par value, of which 7,291,276 shares are outstanding, 15,800 shares of Series A Preferred Stock, $0.01 par value, of which 15,798 shares are outstanding, and 3,939,394 shares of Series B Preferred Stock, $0.01 par value, of which 3,899,189 are outstanding (the "Shares"). The Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 3.5 of the Merger Agreement, the Company has no shares of capital stock outstanding other than the Shares. As of the Closing Date, and after giving effect to the sale of the Shares to Acquisition Co. as contemplated by the Merger Agreement, all of the outstanding shares of capital stock of the Company will be owned by Acquisition Co.

         3. The Company has the corporate power and authority to execute and deliver the Transaction Documents and perform its obligations thereunder, to carry on its business as described in the Transaction Documents and to own, lease and operate its properties as described in the Transaction Documents. The execution, delivery and performance by the Company and each of the Stockholders of the Transaction Documents have been duly and validly authorized by all requisite corporate action, and the Company and each of the Stockholders have duly executed and delivered each of the Transaction Documents.

         4. Each of the Transaction Documents are valid and binding upon the Company and each of the Stockholders and are enforceable against the Company and each of the Stockholders in accordance with its terms, except as limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general.

         5. Neither the execution nor delivery of the Transaction Documents by either the Company or any of the Stockholders nor the consummation of the transactions which are contemplated thereby will (i) violate or conflict with any law or regulation, or result in a breach or default under the provisions of any law or regulation, (ii) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Company, each as amended, or (iii) to the best of our knowledge, violate or constitute a default under any material agreement or instrument to which the Company is a party or by which the Company or its properties may be bound, nor would such execution, delivery or consummation constitute, to the best of our knowledge, an event which would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or obligation of the Company or an event that would result in the creation or imposition of any lien or Encumbrance on any asset of the Company.

         6. Upon filing of the Certificate of Merger with the Delaware Secretary of State, and the completion of all conditions precedent to effectiveness of the Merger set forth in the Merger Agreement, the Merger will be duly, lawfully and validly consummated pursuant to the Merger Agreement and in accordance with applicable Delaware law.

         7. Except for the filing under the HSR Act, no action of or filing with any governmental or public body or authority is required to authorize or is otherwise required for the validity of execution, delivery and performance of each of the Transaction Documents by the Company and each of the Stockholders.

         8. Except for the Subsidiary, the Company does not own, directly or indirectly, any equity securities in any corporation.

         9. Except as set forth on Schedule 3.18 of the Merger Agreement, we do not know of or have reason to believe that either the Company or any of the Stockholders is a party to any pending suit, action, investigation or inquiry by any governmental body, or arbitration proceedings or any material labor dispute relating to or affecting the Company, its assets or its business.

         10. No fact or circumstance has come to our attention which gives us cause to believe that any of the representations and warranties of the Company or any of the Stockholders set forth in the Merger Agreement are untrue.

         11. Except as set forth on Schedule 3.18 of the Merger Agreement, to the best of our knowledge, there is no governmental permit, license, certificate of inspection, authorization, filing or registration which is material to the business of the Company which has not been secured or made. None of the transactions contemplated by Transaction Documents will terminate or violate, either by virtue of the terms thereof or because of the nonassignability thereof, any governmental permit, license, certificate of inspection, authorization, filing or registration (but excluding any contract or subcontract with governmental agencies) necessary to the conduct of the business of the Company.

                                   EXHIBIT "E"

              OPINION OF COUNSEL FOR QUADRAMED AND ACQUISITION CO.

                            ___________________, 1999

The Compucare Company
Attention: David Lesser, Esq.
12110 Sunset Hills Road, Suite 600
Reston, Virginia 20190-3224

Ladies and Gentlemen:

         We have represented QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and Compucare Acquisition Corporation, a Delaware corporation ("Acquisition Co. and collectively with QuadraMed, the "Companies"), in connection with the transactions which are the subject of that certain Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated February _____, 1999 by and among the Companies, The Compucare Company, a Delaware corporation (the "Company"), and certain of the stockholders of the Company (the "Stockholders"), pursuant to which (i) the Stockholders shall exchange each share of Company Stock held thereby for newly-issued shares of QuadraMed Common Stock and (ii) Acquisition Co. shall be merged with and into the Company (collectively, the "Merger Transactions"). We have acted solely as special counsel to the Companies in connection with the Merger Transactions, and not as general counsel for the Companies. This opinion is being rendered pursuant to
Section 10.4 of the Merger Agreement. Unless otherwise defined herein, the definitions of capitalized terms used in this opinion shall be the same as those set forth in the Merger Agreement.

         In our capacity as counsel to the Companies, we have examined originals, or copies identified to our satisfaction as being true copies of such corporate records, agreements, instruments and other documents of the Companies as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, agreements, instruments and documents include, without limitation, (i) the Merger Agreement, the exhibits and schedules attached thereto, including any such exhibits as executed and delivered as a definitive agreement in connection with the Merger Transactions (collectively, the "Transaction Documents"), (ii) the Certificates of Incorporation of the Companies, each as amended and (iii) the Bylaws of the Companies, each as amended.

The Compucare Company
________________, 1999
Page 2

         As to all questions of fact material to this opinion that have not been independently established or of which the attorneys in this firm who have worked on the Merger Transactions do not have material knowledge, we have relied without verification upon certificates or other comparable documents of officers and representatives of the Companies and the representations and warranties of the Companies contained in the Merger Agreement.

         This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, this opinion is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described on the Accord. This opinion should be read in conjunction with the Accord. This opinion is also governed by, and shall be interpreted in accordance with, the "California Provisions" and the "California Generic Exception" as defined in the Business Law Section of the California State Bar Report on the Third-Party Legal Opinion Report of the ABA Section of Business Law (dated May 1992), and is therefore subject to a number of additional qualifications, exceptions and understandings all as more particularly described in the California Provisions and California Generic Exception, and this opinion should also be read in conjunction therewith.

         We do not opine on any laws other than the laws of the States of California and Delaware and the federal laws of the United States.

         Based on the above, and subject to the qualifications set forth herein, it is our opinion that:

         1. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         2. The execution, delivery and performance by each of the Companies of each of the Transaction Documents have been duly and validly authorized by all requisite corporate action.

         3. Each of the Transaction Documents is enforceable against each of the Companies.

         4. The QuadraMed Shares issued pursuant to the Transaction Documents are duly authorized, validly issued, fully paid and nonassessable.

         5. Neither the execution nor delivery of the Transaction Documents by either of the Companies nor the consummation of the transactions which are contemplated thereby will (i) violate any United States or California statute, rule or regulation or provision of the Delaware Code applicable to the Companies that would have a Material Adverse Effect on the business or assets of either of the Companies or (ii) violate any provision of the Certificate of Incorporation or Bylaws of the Company, each as amended.

The Compucare Company
________________, 1999
Page 3

         6. Except for the filing under the HSR Act, no action of or filing with any governmental or regulatory authority or body of the United States or the State of California or under the Delaware Code is required to be made or obtained by either of the Companies in connection with the execution and delivery of the Transaction Documents by each of the Companies.

         This opinion is solely for the information of the addressees hereof in connection with the Merger Transactions and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person without our prior written consent and no one other than the addressees hereof is entitled to rely on this opinion nor are the addressees of this opinion entitled to rely upon it for any other purpose. This opinion is given to you as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                            Very truly yours,

                            ZEVNIK HORTON GUIBORD MCGOVERN
                            PALMER & FOGNANI, L.L.P.